As filed with the Securities and Exchange Commission on August 29, 2016

Registration No. 333-213011

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1/A

Amendment No. 1

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bigfoot Project Investments Inc.
(Name of small business issuer in its charter)

Nevada	7822	45-3942184
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Bigfoot Project Investments, Inc.
570 El Camino Real NR-150
Redwood City, CA 94063
(415) 518-8494
(Address and telephone number of principal executive offices and principal place of business)

Southwest Business Services, LLC
701 N Green Valley Pkwy
Henderson, NV 89074
(702) 990-3320
(Name, address and telephone number for agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(3)

Common stock (1)	20,000,000	$0.75	$15,000,000	$1,510.50

Total			$15,000,000	$1,510.50

(1)	20,000,000 shares of common stock offered by the Company
(2)

There is no current market for the securities. Although the Registrant’s common stock has a par value of $0.001, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Registration Fee has been paid via Fedwire.
(4)	Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

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PART I – INFORMATION REQUIRED IN PROSPECTUS

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Bigfoot Project Investments Inc.

$15,000,000

Up To 20,000,000 Shares of Common Stock Offered By the Company

The name of our company is Bigfoot Project Investments Inc., and we were incorporated in the State of Nevada on November 30, 2011. Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our Officers and Directors will offer and sell, on our behalf, up to 20,000,000 shares of our common stock at $.75 per share on a best efforts basis that will not utilize a third party underwriter or broker-dealer (the “Offering”). Our Officers and Directors will not receive any compensation for selling Shares in the Offering. Our Officers and Directors will solicit investments in the Shares from friends, family and those persons with which they have a prior business relationship and that they reasonably believe would have an interest in investing in the Company. Our Officers and Directors will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this Offering is not subject to us raising a minimum amount of money. The Offering is intended to be a self-underwritten public offering, with no minimum purchase requirement. We may receive no proceeds from this Offering and potential investors may end up holding shares in a company that has not received enough proceeds to fully begin its operations and has no market for its shares. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this Offering.

This Offering will terminate 180 days from the effective date of this Prospectus (the “Termination Date”), unless extended by the Board of Directors for an additional 90 days, although we may close the Offering on any date prior to the Termination Date, if the Offering is fully subscribed or upon the vote of the Board of Directors. Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the Offering as of that date.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained. Our common stock became eligible for trading on the OTC Bulletin Board on June 28, 2016. Our common stock is quoted on the OTC Pink Sheets under the symbol "BGFT". As of July 29, 2016, the Company has not begun trading on the OTC Pink Sheets. You should understand the risks associated with investing in our common stock.

This Offering involves a high degree of risk. Please see Risk Factors starting on page 8 to read about factors you should consider before buying any of the Shares pursuant to this Offering.

	Offering Price ($)	Offering Expenses ($)(1)	Net Proceeds to Us if 10% of Shares Sold (2,000,000 Shares) ($)	Net Proceeds to Us if 50% of Shares Sold (10,000,000 Shares) ($)	Net Proceeds to Us if 75% of Shares Sold (15,000,000 Shares) ($)	Net Proceeds to Us if 100% of Shares Sold (20,000,000 Shares) ($)
Per Share	0.75	0.75	0.75	0.75	0.75	0.75
Total (3)	15,000,000	15,000(2)	1,485,000	7,485,000	11,235,000	14,985,000

(1)	The total amount of offering expenses is estimated to be $15,000. See “Use of Proceeds” for additional information.
(2)

There are no underwriting discounts or commissions being paid in connection with this offering. Our Directors will not receive any compensation for their role in offering or selling the shares in this offering.

(3)	Net Proceeds includes the deduction of offering expenses estimated to be $15,000.

While there is a public trading market for our securities, there have been no trades of our securities, if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares publicly.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 29, 2016

You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

ITEM 3. PROSPECTUS SUMMARY

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors” on page 8, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company,” and “Bigfoot,” refer to Bigfoot Project Investments Inc., a Nevada corporation.

Bigfoot Project Investments Inc.

We were formed under the laws of the State of Nevada on November 30, 2011.

Bigfoot Project Investments Inc., acquired assets of Searching for Bigfoot Inc. pursuant to an asset transfer agreement. The agreement contains the customary warranties and representations. After the closing of the transfer agreement, the business and operations of Searching for Bigfoot Inc. were the business and operations of the issuer.

In January 2013, Bigfoot Project Investments Inc., acquired all the assets of Searching for Bigfoot Inc. Since the majority shareholder of Searching for Bigfoot Inc. is also the majority shareholder in Bigfoot Project Investments Inc. the asset acquisition was treated as a related party transaction and was not considered an arm’s length transaction under Generally Accepted Accounting Principles.

The assets acquired were transferred over at the existing book value listed on the balance sheet of Searching for Bigfoot Inc. at the time of transfer. The transfer agreement called for the issuance of 4,400,000 shares of common stock which were valued at $.10 per share and the issuance of a promissory note in the amount of $484,029. The Company recorded a deemed distribution related to this transaction in the amount of $924,029. During the year, the Company increased the promissory note by $489 to add an asset that was not included in the original transfer.

As part of the asset transfer agreement Bigfoot Project Investments Inc. received the following assets:

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Footprint casts of Bigfoot – 73 original casts

•

Photographs of Dead Creature from Strickler, Arkansas 1994 Dead Creature Incident

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109-inch Skeleton

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Various Media Artifacts – Video TV News Media – 52 news stories

•

Contract to sell Dinosaur fossil – most recent estimate by Paleontologist $1.2 million dollars

•

Rubber suit from 2008 hoax

•

Various DNA samples – Hair, and nails

•

License to use 6 dinosaur displays

•

Exclusive rights to the Bigfoot Website

•

Exclusive rights to the Bigfoot Live Radio Show

•

Exclusive rights to the Bigfoot Live Radio Show Website

•

360 hours of raw footage from expeditions for movie development

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Various DVD Movies and Documentary film projects

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Exclusive rights to all current contracts negotiated under Searching For Bigfoot Inc. including the advertising/marketing contract held with The Bosko Group

The above list is a complete list of the fixed assets for Bigfoot Project Investments Inc.

We are a development stage company who has, over the past few years, developed nine DVD Movies; all of which have been completed for distribution. We have established a contract with a Media Marketing Distribution Company (The Bosko Group), who has contracted seven of the nine DVD movies to their distribution agents. This is a continuation of a contract negotiated by Searching for Bigfoot, Inc. which was included in the asset transfer. We have previously filed a copy of this contract with our exhibits. We are a development stage company with only minimal revenues to date: we have minimal assets, and have incurred losses since inception.

Bigfoot Project Investments Inc., plans to establish itself as the most reliable and dependable source for materials including documentaries, physical evidence, and eye witness accounts for the purpose of documenting the evidence of the existence of Bigfoot. Our major source of revenue will be the sale of documentaries and specials that follow our progress. We have found that there is a market for these films and have started selling them on a semi-regular basis. In addition to the film sales we plan on having expeditions to locations where there have been multiple eye witness accounts as well as periodic exhibitions of the physical evidence that has been accumulated. We plan on focusing expeditions efforts to locations that have had multiple eye witness reports to maximize the chances of locating the creature and producing films that will be marketable to the public.

Our current burn rate is approximately $25,000 per year. Or current revenue rate is $5,440 per year. April 30, 2016 we currently have less than $20,000 cash on hand. We estimate we will require a minimum of $300,000 to provide sufficient capital to substantially develop our business plan. The amount of funds necessary may not be fully obtained from the offering cannot be predicted with any certainty and may exceed any estimates we set forth.

We anticipate our burn rate will increase to a range of $50,000 to $100,000 per year as we locate sites for expeditions and develop documentaries from those expeditions. We further expect our revenue rate to increase as the availability of our media increases in the market place and we develop additional DVDs and participate in exhibitions.

The Company has previously filed and closed a Form S-1 Registration statement (SEC File Number 333-209509), on a best efforts basis; wherein, the Company was allowed to raise a total of $3,000,000, at a share price of $0.10 per shares. Due to the Company’s intent on becoming a publicly traded Company it closed the offering after selling 1,227,000 shares at a price of $0.10 per share and applied to FINRA in order to become publicly listed. Now that the Company is publicly trading on the OTC Pink Sheets the Company would like to raise more capital at the price of $0.75 per share to continue to fund its business plan, through the use of this Offering. The Company is filing this Offering without a minimum amount raised restriction; therefore, the completion of this Offering is not subject to the Company raising a minimum amount of money. The offering proceeds received from investors, in this Offering will be immediately available to the Company, which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan. We may receive no or only minimal proceeds from this Offering and potential investors may end up holding shares in a company that has not received enough proceeds to fully begin its operations and has no established market for its shares. If we raise less than 10% of our offering, we plan to proceed with our business plan as stated. We will resort to borrowing funds from our Directors or selling additional common stock. We have no commitments from our Directors or any other source to provide additional financing, and if we are unable to sell stock in this Offering we may not be able to raise money after this Offering through the sale of additional common stock. We do not have any arrangements to sell additional shares at this time other than the proceeds from this offering. Please refer to the “Use of Proceeds” section for more information.

The implied aggregate price of our common stock based on the offering price of $0.75 and assuming all newly offered shares are sold is $15,000,000. In the event that the company is unable to raise funding from the maximum of 20,000,000 shares to be sold by the company the growth rate of the Company will be severely restricted.

Our total stockholders’ equity (deficit) as of the latest balance sheet date is $(841,769).

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value. The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure. This has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Where You Can Find Us

Our principal executive office is located at 570 El Camino Real NR-150 Redwood City, CA 94063 and our telephone number is (415) 518-8494.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THE OFFERING

Terms Of The Offering

As of the date of this prospectus, The Company has 208,717,000 shares of Common Stock issued and outstanding. The Company is registering an additional 20,000,000 shares of its Common Stock for sale at the price of $.75 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, our Officers and Directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Our Officers and Directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our Officers and Directors will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Our Officers and Directors are not, nor have they been within the past 12 months, a broker or dealer, and they have not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Our Officers and Directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Officers and Directors have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:	20,000,000 shares of Common stock, par value $0.001, on a best-efforts basis
Offering Price per Share:	The offering price per share is: $.75 per share for the 20,000,000 shares offered by the Company;
Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.
Net Proceeds to The Company:	$14,985,000, if all the shares are sold (Total Net Offering Proceeds).
Use of Proceeds:

The Company intends to use the proceeds for day to day business operations. We anticipate that any net proceeds we receive in connection with the sale of the shares will be used for continued development of our products and for general corporate purposes and working capital.

Number of Shares Outstanding Before the Offering	208,717,000
Number of Shares Outstanding After the Offering:	Up to 228,717,000, if all the shares are sold.
Registration Costs:	Management estimates the total offering registration costs to be $15,000.

The Company’s Officers, Directors and control persons do not intend to purchase any shares in this offering.

Jumpstart Our Business Startups Act:

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1). This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

July 31, 2015
(Audited)
Balance Sheet
Total Assets	$27,210
Total Liabilities	$616,441
Stockholders’ Equity	$(589,231)

Year Ended
July 31, 2015
(Audited)
Income Statement
Revenue	$1,388
Cost of Goods Sold	$191
Total Expenses	$27,135
Net Income (Loss)	$(25,938)

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

Risks Relating to Bigfoot Project Investments Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

In the future, if we are able to increase our operations, we anticipate our burn rate will increase to a range of $50,000 to $500,000 per year as we locate sites for expeditions and develop documentaries from those expeditions. We further expect our revenue rate to increase as increased number of media and the availability of our media increases in the market place and we offer exhibitions. Each expedition for the purpose of gathering more material for additional media productions is expected to cost between $15,000 and $25,000.

The current shareholders have pledged funds to meet the current needs until the offering is filled.

Related Party Transaction Risk

In January 2013, Bigfoot Project Investments, Inc. executed a promissory note in the amount of $484,029 as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot, Inc. In August 2013, the Company increased the balance of the promissory note by $489 to add an asset that was not included in the original transfer. The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 31, 2016.

In January 2013, Bigfoot Project Investments, Inc., acquired all the assets of Searching for Bigfoot, Inc. Since the majority shareholder of Searching for Bigfoot, Inc., is also the majority shareholder in Bigfoot Project Investments, Inc., the asset acquisition was treated as a related party transaction and was not considered an arm’s length transaction under Generally Accepted Accounting Principles.

The assets acquired were transferred over at the existing book value listed on the balance sheet of Searching for Bigfoot, Inc., at the time of transfer. The transfer agreement called for the issuance of 4,400,000 shares of common stock which were valued at $.10 per share and the issuance of a promissory note in the amount of $484,029. The Company recorded a deemed distribution related to this transaction in the amount of $924,029.

As part of the asset transfer agreement Bigfoot Project Investments, Inc., received the following assets:

•

Footprint casts of Bigfoot – 73 original casts

•

Photographs of Dead Creature from Strickler, Arkansas 1994 Dead Creature Incident

•

109-inch Skeleton

•

Various Media Artifacts – Video TV News Media – 52 news stories

•

Contract to sell Dinosaur fossil – most recent estimate by Paleontologist $1.2 million dollars

•

Rubber suit from 2008 hoax

•

Various DNA samples – Hair, and nails

•

License to use 6 dinosaur displays

•

Exclusive rights to the Bigfoot Website

•

Exclusive rights to the Bigfoot Live Radio Show

•

Exclusive rights to the Bigfoot Live Radio Show Website

•

360 hours of raw footage from expeditions for movie development

•

Various DVD Movies and Documentary film projects

•

Exclusive rights to all current contracts negotiated under Searching For Bigfoot Inc. including the advertising/marketing contract held with The Bosko Group

The note is held by two of the shareholders of the Company C. Thomas Biscardi who owns 58.92% of the issued stock and Dennis J. Kazubowski who owns 3.01% of the issued stock. The Company currently does not have the means to satisfy this note by the due date, however, Management is confident that the terms will be renegotiated and the Company will be able to satisfy the terms of the note by the renegotiated due date.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on November 30, 2011, and we have only generated minimal revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss for the year ending July 31, 2015 is $25,938.

Our operating results will depend on our ability to acquire and maintain customers. Any capacity restraints or systems failures could harm our business, results of operations and financial condition.

Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

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completion of this offering;

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our ability to develop and continually update our products for sale;

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our ability to procure and maintain commercially reasonable terms relationships with third parties to develop and maintain our productions, network and transaction processing systems;

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our ability to identify and pursue mediums through which we will be able to market our products;

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our ability to attract customers to purchase our productions;

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improve our ability to generate revenues; and

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our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating additional revenues in the future. Failure to generate additional revenues may cause you to lose your investment.

We may be unable to protect the intellectual property rights that we have.

Majority shareholder and Director Carmine T. Biscardi and William F. Marlette, Director, developed the concepts behind our business plan. They have assigned any rights that they may have had in that line to us. We own copyrights on DVD Movies Bigfoot Lives, Bigfoot Lives-2, Legend of Bigfoot, In the Shadow of Bigfoot, Bigfoot Alive in 82, Pursuit (The Search for Bigfoot) and Anatomy of a Bigfoot Hoax. Copyrights are pending for DVD Movies Bigfoot Lives-3, Hoax of the Century.

Our controlling shareholder has significant influence over the Company.

As of July 25, 2016, Carmine T. Biscardi, owns 58.92% of the outstanding common stock. As a result, Mr. Biscardi currently possesses and will continue to retain significant influence over our affairs. His stock ownership and relationships with members of our board of directors, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Minority shareholders of Bigfoot Project Investments Inc., will be unable to affect the outcome of stockholder voting as long as Mr. Biscardi retains a controlling interest.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the material we develop. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or our inability to enforce our intellectual property rights could have a material adverse effect on our results of operation.

Though we do not believe that our business concepts will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to them. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

Changing consumer preferences will require periodic revising.

As a result of changing consumer preferences, there can be no assurance that any of our motion pictures and DVD's concepts will continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved programs. Our failure to sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The Entertainment industry is highly competitive. Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our services. There can be no assurance that we will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

We may be required to protect our intellectual property at great cost, expense and time of management which may detract from the successful operation of the Company.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis it could impair our business.

If we do not attract customers on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract customers on cost-effective terms. Our strategy to attract customers via our advertising, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining web logs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups, and other methods of getting internet users to refer others to our services by e-mail or word of mouth; search engine optimization, marketing via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with providers to increase our access to customers. We expect to rely on direct marketing as the primary source of customers. Our marketing strategy may not be enough to attract sufficient traffic to develop a consistent customer base. This lack of response would cause us to pursue different avenues of marketing and promotional venues. If we are unsuccessful in attracting a sufficient amount of traffic, our ability to get customers and our financial condition will be harmed.

To date we do not have an established customer list. We cannot guarantee that we will ever have an established customer list. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our original plan (based on concepts developed by us and fulfill a number of customer service and other retail functions). If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain some of our new concepts (based on concepts developed by us). To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and our company could suffer.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We require minimum funding of approximately $100,000 to conduct our proposed operations for a period of one year. This includes the cost of this registration as well as normal operating costs. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our officers and directors who have informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing.

Our business plan allows for the estimated $15,000.00 cost of this Registration Statement to be paid from shareholder loans. As of April 30, 2016 we currently have less than $20,000 cash on hand. Since the Company expects a shortfall in paying the registration statement costs, and maintaining our SEC reporting requirements our officers have indicated they will loan funds to cover these offering expenses. There is no formal agreement in place. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $50,000 annually. These costs are estimated to increase due to the anticipated increase in Company activity with the starting of the projects outlined in this prospectus. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

We may depend on outside parties for professional services related to reports under the Securities and Exchange Act of 1934.

Because our current officers and directors have limited prior experience in financial accounting and preparation of reports under the Securities Exchange Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend or cease operations entirely and you could lose your investment.

Being reporting under the Exchange Act of 1934 will add costs to the Company’s operations.

The Company will need to file reports under the Exchange Act of 1934 which will involve expenses for financial accounting and preparation of the reports which costs will lower any net profit of the corporation and may be significant to cause the Company to cease operations.

In the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our Officers and Directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our Officers and Directors to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose their services, we will have to cease operations.

Our success will depend entirely on the ability and resources of our Officers and Directors. If we lose their services, we will cease operations. Presently, our Officers and Directors are committed to providing their time and financial resources to us.

Industry-Related Risk Factors:

The short term nature of contracts in our industry makes revenues difficult to project.

Many standard contracts for entertainment projects are short term. If contracts are not maintained or new contracts are not obtained, operations that maintain the structural integrity of the company will be adversely affected. Additionally, a substantial part of our projected revenue will come from future clients. The loss of such contracts from reductions in force or other factors could have an adverse effect on the company’s operations.

Our business is dependent on repeat customers. Furthermore, the standard one-year contract used with most suppliers can be terminated by either party with a short written notice. Some long term customers will be serviced under month-to-month extensions of the written contract. In the case of a major client, services may be provided under an oral contract which is an extension of the standard one-year contract. Should an industry-wide or nationwide economic slowdown cause a reduction in force among our service providers, or if we are otherwise unable to maintain our existing contracts or obtain additional service contracts, our business, financial condition, and results of operations could be adversely affected.

Some services we require may subject our company to liability for substantial damages not covered by insurance.

Since we intend to position ourselves for premium, high quality projects in an industry that is traditionally price-sensitive, damage to our professional reputation, including as the result of a well-publicized breach of contract or incident, could have a material adverse effect on our business.

To a large extent, relationships with clients and customer expectations and perception of the quality of our products are in large part determined by regular contact between clients and sales. If a customer is dissatisfied with our products, there may be more damage in our business than in non-service related businesses. A well-publicized incident of breach of contract by us could result in a negative perception of our company and our services, damage to our reputation, and the loss of current or potential customers. This would have an adverse effect on our business, financial condition, and results of operations.

Acquisitions may not be available or economical which may slow the Company’s growth.

Our growth strategy includes the evaluation of selective acquisition opportunities which may place significant demands on our resources. We may not be successful in identifying suitable acquisition opportunities (concepts, scripts, casts, directors, technicians, etc.) and if such opportunities are identified, we may not be able to obtain acceptable financing for the acquisition, reach agreeable terms with acquisition candidates, or successfully integrate acquired businesses.

An element of our growth strategy is the acquisition and integration of projects in order to increase our visibility within certain geographic areas, capture market share in the markets in which operations currently exist and improve profitability. We will be unable to acquire other projects if we are unable to identify suitable acquisition opportunities, obtain financing on acceptable terms, or reach mutually agreeable terms. In addition to the extent that consolidation becomes more prevalent in our industry, the prices for suitable project candidates may increase to unacceptable levels thereby limiting our growth ability.

Our growth through selective projects may place significant demands on management and our operational and financial resources. Acquisitions involve numerous risks including the diversion of our management’s attention from other business concerns, the possibility that current operating and financial systems and controls may be inadequate to deal with our growth and the potential loss of key employees.

We may also encounter difficulties in integrating any project we may acquire or will have recently acquired, with our existing operations. Success in these transactions depends on our ability to be successful with our operational and financial systems, integrate and retain the customer base and realize cost reduction synergies.

Failure to integrate or to manage growth could have a material adverse effect on our business. Further, we may be unable to maintain or enhance the profitability of any acquired project, consolidate its operations to achieve cost savings, or maintain or renew any of its contracts.

In addition, liabilities may exist that we fail or are unable to discover in the course of performing due diligence investigations on any project we may acquire or have recently acquired. Also there may be additional costs relating to acquisitions including but not limited to possible purchase price adjustments. Any of our rights to indemnification from sellers to us, even if obtained, may not be enforceable, collectible, or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the project or property acquired. Any such liabilities, individually or in aggregate, could have a material adverse effect on our business.

If we cannot effectively compete with new or existing project providers, the results of our operations and financial condition will be severely affected.

Our industry is intensely competitive. Our direct competitors include companies that are national and international in scope and some competitors have substantially more personnel, financial, technical and marketing resources than we do, generate greater revenues than we do, and have greater name recognition than we do. The recent trends toward consolidation in the industry may lead to further competition. In addition, some competitors may be willing to offer similar services at lower prices, accept a lower profit margin, or expend more capital to maintain or increase their business. If we are unable to successfully compete with new or experienced providers, our business, financial condition, and results of operations will be adversely affected.

Internet regulation may dampen our growth.

We are subject to the same federal, state and local laws as other companies obtaining business from the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Risks Relating to this Offering

Because there is no established public trading market for our common stock, you may not be able to resell your stock.

There is currently no established public trading market for our common stock.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares are classified as a penny stock and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

Some of our current shareholders will become eligible to sell their stock, which may adversely affect the market price of your stock and the company’s ability to sell out this offering.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. The trading volume of our common shares may be sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at a certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may become volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Our articles of incorporation provide for indemnification of Officers and Directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of Officers and/or Directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our Directors, Officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf.

We will also bear the expenses of such litigation for any of our Directors, Officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a Director, Officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a Director, Officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

Over 99% of the currently outstanding shares of our Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our stockholders being that the OTC Pink Sheets (if and when listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Pink Sheets. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an Officer, Director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. All of our currently outstanding shares of Common Stock have been held for one year or more. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock is subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person’s account for transactions in penny stocks; and

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that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business, settle existing promissory notes and satisfy shareholder debt. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

The price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Our shares are quoted for trading on the Over-the-Counter Markets as such if a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

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variations in quarterly operating results;

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our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;

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our relationships with other companies or capital commitments;

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additions or departures of key personnel;

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sales of capital stock or termination of stock transfer restrictions;

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changes in financial estimates by securities analysts, if any; and

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fluctuations in stock market price and volume

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective Director, Officer or advisors with respect to, among other things:

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trends affecting the Company’s financial condition, results of operations or future prospects

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the Company’s business and growth strategies

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the Company’s financing plans and forecasts

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the factors that management expects to contribute to its success and the Company’s ability to be successful in the future

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the Company’s business model and strategy for realizing positive results when sales begin

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competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;

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expenses

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the Company’s expectations with respect to continued disruptions in the global capital markets the impact of this trend on its financial results

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the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

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the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

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the impact of new accounting pronouncements on its financial statements

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that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

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the Company’s market risk exposure and efforts to minimize risk

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development opportunities and its ability to successfully take advantage of such opportunities

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regulations, including anticipated taxes, tax credits or tax refunds expected

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the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

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the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

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that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and

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expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

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the Company’s inability to raise additional funds to support operations if required

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the Company’s inability to effectively manage its growth

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the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

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the Company’s inability to successfully compete against existing and future competitors

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the effects of intense competition that exists in the industry

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the effects of an economic downturn and its effect on consumer spending

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the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods

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the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

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financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy and,

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other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

ITEM 4. USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters (Other than our selling shareholders all of whom are deemed underwriters). The table below sets fort the use of proceeds from this offering:

Increasing distribution contract PR and advertising, especially DVD’s will be the Company’s priority for use of funds in the event that the maximum is not raised in this offering. Production costs are all costs associated with developing a video movie, which includes any editing, special effects, trailer development, packaging design and advertising media/materials. Build out costs are all the actual packaging and DVD development for distribution to vendors. There are also advertising and distribution costs that market the movies.

The following table details the Company's intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering. None of the expenditures itemized are listed in any particular order of priority or importance.

Shares Offered (% Sold)	20,000,000 Shares Sold (100%)	15,000,000 Shares Sold (75%)	10,000,000 Shares Sold (50%)	2,000,000 Shares Sold (10%)
Gross Offering Proceeds	$15,000,000	$11,250,000	$7,500,000	$1,500,000
Approximate Offering Expenses (1)
SEC Filings	2,500	2,500	2,500	2,500
Transfer Agent	2,000	2,000	2,000	2,000
Misc. Expenses	1,000	1,000	1,000	1,000
Legal and Accounting	9,500	9,500	9,500	9,500
Total Offering Expenses	15,000	15,000	15,000	15,000
Total Net Offering Proceeds	14,985,000	11,235,000	7,485,000	1,485,000
Principal Uses of Net Proceeds (2)
Bosko DVD Costs	1,000,000	750,000	500,000	100,000
SFBI Expedition Projects	1,000,000	750,000	500,000	100,000
Legal and Accounting	150,000	125,000	100,000	75,000
Bigfoot 3D Movie Project	540,000	540,000	540,000	350,000
Bigfoot 3D Merchandising	1,960,000	1,335,000	710,000	150,000
Bigfoot 3D Sequel Projects	3,200,000	2,400,000	1,600,000	-
Bigfoot Project Investments Inc. New Movies	1,600,000	1,200,000	800,000	160,000
Distribution Contracts DVD/VOD Projects	1,000,000	750,000	500,000	100,000
Live Streaming/Video Game Dev	1,500,000	1,125,000	750,000	150,000
Advertising/PR Campaigns Projects	750,000	562.500	375,000	75,000
Bigfoot Project Investments Inc. Operating Expenses	200,000	150,000	100,000	20,000
Debt Settlement	650,000	487,500	325,000	50,000
Officer/Director Compensation	1,000,000	750,000	500,000	100,000
Contingencies Less than 4%	300,000	200,000	135,000	35,000
Total Principal Uses of Net Proceeds	$14,850,000	$11,125,000	$7,435,000	$1,465,000
Amount Unallocated	135,000	110,000	50,000	20,000

(1) Offering expenses have been rounded to $15,000 and have heretofore been partially paid from the proceeds from the Company’s sale of shares to its President.

(2) Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered Shares are sold the Company will receive the maximum proceeds of $14,985,000 after paying the Company’s offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $1,000,000 to the costs of the Bosko DVD’s, $1,000,000 to the SFBI Expedition projects, $150,000 to legal and accounting, $540,000 to our Bigfoot 3D Movie Project, $3,200,000 to our Bigfoot 3D Movie Sequel Project, $1,600,000 to the creation of new movies, $1,960,000 to Bigfoot 3D Merchandising, $1,000,000 for distribution contracts for our DVD’s and VOD Projects, $1,500,000 to our Live Streaming/Video Game Project, $750,000 to our advertising and marketing campaigns for our movies, and $200,000 to our operating expenses, $650,000 for debt settlement, $1,000,000 for Officer/Director Compensation, and $300,000 for contingencies arising in operations. If we raise the full amount from this Offering, we will be able to implement all of the revenue generating projects listed in our Plan of Operations.

If 75% of the offered Shares are sold the Company will receive $11,235,000, after paying offering expenses. In this case The Company plans to allocate the net proceeds from this Offering as follows: $750,000 to the costs of the Bosko DVD’s, $750,000 to the SFBI Expedition projects, $125,000 to legal and accounting, $540,000 to our Bigfoot 3D Movie Project, $2,400,000 to our Bigfoot 3D Sequel Project, $1,200,000 to the creation of new movies, $1,335,000 to Bigfoot 3D Merchandising, $750,000 for distribution contracts for our DVD’s and VOD Projects, $1,125,000 to our Live Streaming/Video Game Project, $562,500 to our advertising and marketing campaigns for our movies, and $150,000 to our operating expenses, $487,500 to debt settlement, $750,000 for Officer/Director Compensation and $200,000 for contingencies arising from operations. If we sell 75% of the offered Shares we will still be able to build our website and have sufficient marketing budget that we will have the ability to purchase our DVD’s, work on our current and future movie projects, undertake our expedition and advertise our products to the market; though to a lesser extent than if we raised the full 100%. If we raise 75% of the Offering the Company would be able to implement most of our Plan of Operations by further developing our movie projects, purchasing DVD’s for resale, complete our SFBI expeditions, and we would be able to run a smaller advertising campaign. We would not be able to fully implement all of our Plan of Operations, as we would not be able to initiate as strong of a sales and marketing campaign or purchase as many DVD’s, or spend as much on our movie projects as we plan to.

If 50% of the offered Shares are sold the Company would receive $7,485,000, after paying offering expenses. The Company would further cut the funding to its use of proceeds as follows: $500,000 to the costs of the Bosko DVD’s, $500,000 to the SFBI Expedition projects, $100,000 to legal and accounting, $540,000 to our Bigfoot 3D Movie Project, $1,600,000 to Bigfoot 3D Sequel Project, $800,000 to the creation of new movies, $710,000 to Bigfoot 3D Merchandising, $500,000 for distribution contracts for our DVD’s and VOD Projects, , $750,000 for Live Streaming/Video Game Project, $375,000 to our advertising and marketing campaigns for our movies, and $100,000 to our operating expenses, $325,000 to Debt Settlement, $500,000 to Officer/Director Compensation and $135,000 for contingencies arising from operations. At this level of funding the Company would be still be able to purchase DVD’s, complete SFBI expeditions, work on the current project and initiate some new projects all to a lesser extent than if we were fully funded and initiate a smaller sales and marketing campaign. At this level of financial raise, we would be constrained in our choices and duration of SFBI expeditions, the amount of work we could perform on our current movie project as well as starting new projects, and paying salaries.

If 10% of the offered Shares are sold the Company would receive $1,485,000. The Company would be severely restricted in its operating plans and only have sufficient proceeds to cover minimal new projects, offering expenses, operate the Company for the year, purchase DVD’s, pay for some distribution contracts, and SFBI Expedition, and it will have to pay the remainder of the expenses out of additional financing which it has not yet received. The Company will still spend $100,000 on the purchasing of DVD’s, $100,000 on SFBI Expeditions, $75,000 in legal and accounting fees, $350,000 on the Bigfoot 3D Project, we would not have sufficient proceeds to develop our 3D Movie sequel project, $160,000 to the creation of new movies, $150,000 on Bigfoot 3D Merchandising, $100,000 for distribution contracts, $150,000 for our Live Streaming/Video Game Project, $75,000 for advertising , $20,000 for our operating expenses, $50,000 toward debt settlement, $100,000 for Officer/Director Compensation, and $35,000 for contingencies arising from operations. If we only raise 10% of the Offering, we will only be able to partially implement our Plan of Operations. We would be able to fund some operations and have enough money to pay for 12 months of operations.

See “Description of Business - The Company - Plan of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

The funds from this Offering may be used to pay our Officers or Directors for their services to the Company, prior to, during, and subsequent to the Offering, as per the budgeted compensation. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent the offering proceeds do not cover any professional fees incurred by the Company, management anticipates paying for any such expenses out of any additional funding or revenues the Company receives.

If the Company requires additional funding, it will seek such funds from friends, family, and business acquaintances of our Officers and Directors in order to continue operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on acceptable terms since the Company has not received any firm commitments or indications of interest from the friends, family members, or business acquaintances of our Officers and Directors regarding potential investments in the Company.

ITEM 5. DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise funds in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history;

•

the proceeds to be raised by the offering;

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our relative cash requirements.

ITEM 6. DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of April 30, 2016, the net tangible book value of our shares of common stock was $(602,979) or approximately $(0.0028) per share based upon 208,717,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 228,717,000 shares to be outstanding will be $15,602,979 or approximately $0.068 per share. The net tangible book value of the shares held by our existing shareholders will be increased to $0.065 per share without any additional investment on their part. You will incur an immediate dilution of $ 0.682per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 12.6% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $15,000,000, or $0.07 per share. Our existing shareholders will own approximately 87% of the total number of shares then outstanding, for which they will have made additional contributions of approximately $212,893 in professional services, or approximately $0.00 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Following is a table detailing dilution as of April 30, 2016, to investors if 100%, 75%, or 50%, of the Offering is sold.

	100% of offered Shares are sold	75% of offered Shares are sold	50% of offered Shares are sold
Offering Price	$.75 per share	$.75 per share	$.75 per share
Net tangible book value at 04/30/16	$(0.0028) per share	$(0.0028) per share	$(0.0028) per share
Net tangible book value after giving effect to the Offering	$0.068 per share	$0.052 per share	$0.0099 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0652 per share	$0.0492 per share	$0.0071 per share
Per Share Dilution to New Investors	$0.682 per share	$0.7 per share	$0.74 per share
Percent Dilution to New Investors	91%	93%	99%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering:

	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Our Officers and Directors	$0	171,800,000	75.1%	$0(1)
Investors in This Offering	$0.75	20,000,000	8.7%	$15,000,000

(1) Our Officers and Directors will have made contributions of $212,893 in professional services, in consideration for the shares that were issued to them.

ITEM 7. SELLING STOCKHOLDERS

Our current shareholders are not selling any of the Shares being offered in this Prospectus.

ITEM 8. PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits the Company’s Officers and Directors to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. The Officers and Directors will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on the Company’s behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s Officers and Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Its Officers and Directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.

Its Officers and Directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Its Officers and Directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Its Officers and Directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Officers, Directors, control persons and affiliates do not intend to purchase any Shares in this offering.

Additionally, our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Terms of the Offering, Shares being Offered by the Company

The Shares being offered by the Company will be sold at the fixed price of $.75 per Share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company’s Board of Directors for an additional 90 days. If the Board of Directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received and accepted by the Company, are irrevocable. All checks for subscriptions should be made payable to the Bigfoot Project Investments Inc.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Trading History

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained. Our common stock became eligible for trading on the OTC Bulletin Board on June 28, 2016. Our common stock is quoted on the OTC Pink Sheets under the symbol "BGFT". As of July 29, 2016, the Company has not begun trading on the OTC Pink Sheets.

Common Stock

Our authorized capital stock consists of 250,000,000 shares of Common Stock, with a par value of $0.001 per share. As of July 25, 2016, there were 208,717,000 shares of our Common Stock issued and outstanding. Our shares are held by One Hundred Sixteen (116) stockholders of record. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

The authorized capital stock of the Company consists of no shares of preferred stock.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its Directors. After this offering is complete and presuming all the 20,000,000 shares are sold, the present stockholders will own 91.3% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 8.7% of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements for the year ending July 31, 2014 that have been included in this prospectus have been audited by KLJ & Associates, LLP. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The audited financial statements for the year ending July 31, 2015 that have been included in this prospectus have been audited by Anton & Chia, LLP. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Andrew Coldicutt has passed upon the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

A.

Description of Business

We are a development stage enterprise organized for the purpose of finding, documenting and collecting evidence of the existence of the creature known as Bigfoot, in direct connection with this purpose is the development and production and distribution of documentary and fictional films about the creature.

Below is a table of the DVD movies we have in inventory.

DVD MOVIE TITLE	ORDER DATE	QTY DVD'S	DVD COST EA
BIGFOOT LIVES	1/6	1,783	$0.81
ANATOMY OF A BIGFOOT HOAX	2/11	484	$1.40
ANATOMY OF A BIGFOOT HOAX	1/12		$1.35
BIGFOOT LIVES 2	6/11	32	$1.89
BIGFOOT LIVES 2 **	1/11		$1.35
BIGFOOT LIVES 3	1/12	236	$1.35
HOAX OF THE CENTURY	10/12	248	$1.35
IN THE SHADOW OF BIGFOOT	1/12	28	$1.35
PURSUIT	12/14	414	$1.35

**Note: First 500 of Bigfoot Lives 2 had defective packaging and labels and had to be re-manufactured. Used for Advertising promotions and mailings to various vendors and promotional events.

Bigfoot Project Investments Inc., was incorporated pursuant to the laws of the State of Nevada on November 30, 2011. Bigfoot Project Investments Inc., acquired Searching for Bigfoot Inc. for common shares. The agreement contains the customary warranties and representations. After the closing of the acquisition, the business and operations of Searching for Bigfoot Inc. were the business and operations of the issuer.

In 2006, a Nevada corporation; “Searching for Bigfoot Inc.” was formed, to research in determining the existence of a creature commonly referred to as “Bigfoot”. For the past six years “Searching for Bigfoot Inc.” has financed research and expeditions throughout the United States and Canada.

Beginning as a simple organization with the intent of raising funds to produce a movie for distribution, “Searching for Bigfoot Inc.” evolved to a point where it acquired significant value in Video/film footage, materials, artifacts, and relationships with organizations interested in “Bigfoot” existence around the country.

Recently a decision was made to pursue this opportunity as an ongoing investment business venture. Management team members were brought together to form an entertainment investment corporation that would capitalize on both current and future investment projects.

On November 30, 2011, a Nevada corporation, Bigfoot Project Investments Inc., was created.

Bigfoot Project Investments Inc.’s., purpose is to focus all our projects into one investment holding company and to file for a public offering. We intend to consolidate all projects into one investment marketing plan, which we believe could be more effective than a single plan, thereby increasing the overall profits of the projects than if they were individually marketed.

We intend to create investment project entertainment properties surrounding the mythology, research and hopefully, capture the creature known as Bigfoot.

We intend to become an entertainment investment company, where our competitive advantage is our developed knowledge base and the advanced level of maturity of our projects. We intend to capitalize on “Searching for Bigfoot Inc.” current inventory of projects through agreements; allowing our company to continue creation of media properties and the establishment of physical locations, partnerships and alliances with organizations to augment investment markets to create revenue as a stand-alone enterprise.

On January 11, 2013, The Board of Directors of Bigfoot Project Investments Inc., passed a resolution to acquire Searching for Bigfoot Inc. and all the projects and assets currently owned by “Searching for Bigfoot Inc.

The inventory of projects currently consists of nine DVD Movies which are being marketed to both DVD and Video On Demand (VOD) domestic distribution markets. Additionally, preliminary investment plans are being negotiated for a 3D Movie with a movie production company. Foreign distribution markets have recently become available and our contracted marketing company, The Bosko Group, is in the process of negotiating contracts for all nine DVD movies. This market would include the movies being subtitled and dubbed in foreign languages throughout Europe, Asia and South America. Currently we are represented by our contracted marketing distributor, The Bosko Group, in which they represent and sell the rights for the Bigfoot Project Investments Inc. nine DVD Movies.

We are currently negotiating agreements with a 3D Movie Production Company to produce a movie called "Bigfoot 3D". The draft script has been written and is being finalized with Golden Leaf Pictures, the production company. Investment funding is required to finalize negotiation of contracts and start production of the movie. There are no agreements in place to provide the funding at this time.

We plan to continue to amass artifacts (footprint castings, skeletal, hair, skin, blood and other creature remains), and media products such as DVD videos, photographs, audio and Written documents, Televised, and Movie media events from our continued Bigfoot Expeditions throughout the United States and Canada. We will be unable to amass additional artifacts without the funding provided by this offering. We will use the artifacts we currently have and the artifacts we intend to acquire. The collection of artifacts is used as scientific evidence to substantiate the existence of this creature known as “Bigfoot” as a species through proper DNA testing and scientific examination. The evidence that the artifacts provide are provided to the scientific community as evidence in documentation of this creature as a new species. This documentation is used in media projects (Television, DVD movies, publications etc.) for marketing and the management believes it has substantial value. Media products such as DVD videos, photographs, audio and written documents, Televised, and Movie media events from our continued Bigfoot Expeditions provide the basis for our media projects, which are marketed and provide revenue. Additionally, we will negotiate and purchase intellectual and physical properties relating to the creature as opportunities become available that will continue to feed the development of additional projects.

Bigfoot Project Investments Inc., bears a high degree of risk, lacking maturity and not having a background or reference point to evaluate or compare company performance to the investor. Each of the projects we market will be carefully reviewed for market value by the Board of Directors. These Projects will be based on agreements with property owners of other organizations. Personnel in each project area will share in the responsibility running our company’s operations.

Current Entertainment Market Trends:

Our Economy: Starting out any business during the economic crisis currently experienced worldwide is risky. Even though we are in tough economic times, it is management’s belief that people still want entertainment. It is management’s belief that major corporations in television, movies, video games and other recreational commodities will meet the demand for entertainment as the economic crisis recedes.

It is management’s belief that sectors like video games, DVDs and cable TV are buffered from the shockwaves hitting other parts of the economy. Since the sale of the films produced is one of our major sources of revenue we feel that this will allow us to maintain consistent product sales income.

“The Big Twenty Year Change” is that people are now connected 24/7 with mobile devices. New forms of commerce have transformed how people can get products and services. The digital market value of $594.7 billion USD in 2015 is expected to reach $723.4 billion USD by 2019. In 2014 connecting via mobile smartphone went up dramatically at 64% of US population from 18% in 2009.

In the United States, Revenue in the "Digital Media" market amounts to $33,074.7 million USD in 2016. The market's largest segment is the segment "Digital Games" with a market volume of $11,336.6 million USD in 2016. From a global comparison perspective, it is shown that most revenue is generated in the United States $33,074.7 million USD in 2016.

Revenue in the "Digital Video" segment amounts to $9,781.5 million USD in 2016. Revenue is expected to show an annual growth rate (CAGR 2016-2020) of 8.77% resulting in a market volume of $13,689.0 million USD in 2020. The market's largest segment is the segment "Sod" with a market volume of $5,358.8 million USD in 2016. User penetration is at 39.30% in 2016 and is expected to hit 42.79% in 2020. The average revenue per user (ARPU) currently amounts to $95.13 USD.

Revenue in the "Digital Music" segment amounts to $ 4,504.7 million USD in 2016. Revenue is expected to show an annual growth rate (CAGR 2016-2020) of 4.09% resulting in a market volume of $5,288.9 million USD in 2020. The market's largest segment is the segment "Music Downloads" with a market volume of $2,573.4 million USD in 2016. User penetration is at 60.94% in 2016 and is expected to hit 70.54% in 2020.

Revenue in the "Music Streaming" segment amounts to $ 1,931.3 million USD in 2016. Revenue is expected to show an annual growth rate (CAGR 2016-2020) of 9.47% resulting in a market volume of $2,773.2 million USD in 2020. User penetration is at 53.70% in 2016 and is expected to hit 62.38% in 2020. From a global comparison perspective, it is shown that most revenue is generated in the United States ($1,931.3 million USD in 2016).

Revenue in the "Music Downloads" segment amounts to $2,573.4 million USD in 2016. Revenue is expected to show an annual growth rate (CAGR 2016-2020) of -0.56% resulting in a market volume of $2,515.7 million USD in 2020. User penetration is at 25.01% in 2016 and is expected to hit 23.65% in 2020. From a global comparison perspective, it is shown that most revenue is generated in the United States ($2,573.4 million USD in 2016).

Revenue in the "Home Entertainment" segment amounts to $2,851.4 million USD in 2016. Revenue is expected to show an annual growth rate (CAGR 2016-2020) of 17.58% resulting in a market volume of $5,449.2 million USD in 2020. Household penetration is at 2.54% in 2016 and is expected to hit 7.50% in 2020. From a global comparison perspective, it is shown that most revenue is generated in the United States ($2,851.4 million USD in 2016).

Revenues of motion picture and video exhibition in the United States are projected to reach approximately 16.4 billion U.S. dollars for 2016.

The Bigfoot Media Projection:

It is management’s belief that all of the current media entertainment projects Bigfoot Project Investments Inc., is presently marketing and intends to market are firmly embedded into the positive side of the Media Market Trends described above. All of the company projects are based on a legendary creature (Bigfoot) still being pursued and recognized worldwide, to reveal its identity as a species to science and the world. The Bigfoot creature is known around the world. It is management’s belief that Bigfoot has worldwide awareness.

Bigfoot-like creatures are known by many different names all over the globe:

•

Almas-Mongolia

•

Amomongo– Megros, Philippines

•

Mono Grande– South America

•

Barmanou– Afghanistan/Pakistan

•

Chuchunaa – Siberia

•

Fear Liath – Scotland

•

Man-Beast – England

•

Hibagon – Japan

•

Nguoi Rung – Vietnam

•

Orang Mawas – Malaysia

•

Sumatra Woodwose – Medieval Europe

•

Sasquatch – North America

•

Yeren – Hubei, China

•

Yeti – Tibet

•

Yowie – Australia

There is intense competition in the media entertainment industry, and one thing that stands out in this industry that accelerates sales to consumers is a publically recognized brand. It is management’s belief that our company and projects name reflect a brand name that invites the curiosity of people worldwide into wanting to know more about it. Our research team has had over seventy-five local and national Television news spots over the past nine years on encounters and related evidence of the Bigfoot Creature throughout the United States and Canada. Based on these televised reports of encounters and media interest in them, management believes the name “Bigfoot” intrigues people and will entice them into wanting to see and experience the various projects we have to offer the entertainment industry. This is evident in the agreements we have in place with the Bosko Group, who represents and markets our projects through current contracts with major distributors of media.

Our Markets.

We have marketing agreements in place through our marketing distributor, The Bosko Group with both the above companies for seven of our nine DVD Movies. Our company’s remaining two DVD movies of the nine DVD Movies in our current project inventory are in process of being added to the current agreements with Channel Sources Distribution Company LLC., and Gravitas Ventures.

It is management’s belief that we can exploit and market every media aspect of our project inventory of properties and artifacts to the fullest extent possible. We believe we can bring the investor the highest return of the Investment obtainable in each project we market. The company projects are embedded into the media industry as described above in the Entertainment Media Market Trends, with contract agreements and with well established distribution and sales companies as listed above.

We have projects positioned for markets as presented.

The Bigfoot 3D Movie Project –We are negotiating an agreement with Golden Leaf Pictures, San Jose, CA. The draft script for the movie is currently in process of being finalized. There are no agreements in place to provide the funding at this time. Investment funding is required to finalize a contract and start production of the movie.

Current Proposed Bigfoot 3D Project Plan:

•

Exclusive Worldwide License for the unseen Bigfoot Hoax footage. (One of Bigfoot Project Investments Inc. DVD Movies).

•

Golden Leaf Pictures will use the latest technologies to create the ultimate Bigfoot film.

•

Golden Leaf Pictures will release in digital 3D, digital 2D, and IMAX 3D.

•

Bigfoot 3D will also be released in a 3D and 2D high definition DVD format.

•

The Bigfoot 3D video game will be a 3D release.

•

Merchandising opportunities are expected worldwide.

Note: The above “Bigfoot 3D Movie Project proposed plan is based on Golden Leaf Pictures and Bigfoot Project Investments Inc., intended project plans and is not endorsed or supported by any other Entertainment Industry organization.

The figure below shows the Bigfoot 3D Movie Project as currently planned. There are no agreements in place to provide funding at this time. Investment funding is required to finalize a contract and start production of the movie. Investment funding plus 35% ROI is paid in full on the first day of principle photography. This is paid before completion of the Movie. Upon release and distribution of the 3D Movie, a second ROI of 5% of the Producers Percentage of the films revenues will be realized. These terms have been negotiated with the film’s producers and will be finalized in a contract upon receipt of initial funding.

DVD/VOD Movies and Documentary Film Projects:

Legend of Bigfoot

In the Shadow of Bigfoot

Bigfoot Alive in 82

Note 2: The below DVD videos “Bigfoot Lives” won the 2007 Pocono Mountain Film Festival Award for Best Documentary and Best Director. Bigfoot Lives-2 and Anatomy of a Bigfoot Hoax both won 2011 Pocono Mountain Film Festival Awards for Best Documentary.

Bigfoot Lives, Released 2007.

Bigfoot Lives-2, Released 2011.

Anatomy of a Bigfoot Hoax, Released 2011.

Bigfoot Lives-3, Released 2012.

Hoax of the Century, Released 2012.

Pursuit, The Search for Bigfoot, Release 2014.

Note 3: Channel Sources Distribution Company has contract with our marketer, The Bosko Group for DVD Movies for distribution and is in the process of placing Bigfoot Lives, In the Shadow of Bigfoot, Bigfoot Lives 2 and Anatomy of a Bigfoot Hoax, and Pursuit in retail locations throughout the North America (They are currently available online through Walmart.com). Gravitas Ventures VOD has contract in place with our marketer, The Bosko Group for In The Shadow of Bigfoot, Bigfoot Lives, Bigfoot Lives-2 and Anatomy of a Bigfoot Hoax. These films, which will be sold at $2.99-$4.99, were recently made available to Gravitas supplied cable subscribers, which number approximately 15-25 million households across the U.S. at present.

Projected developing markets. Markets are being negotiated by The Bosko Group who is contracted to Bigfoot Project Investments Inc.to market the DVD and VOD products. As done in the past contracts with Channel Sources and Gravitas Ventures, existing contracts will be upgraded to include additional DVD Movies. Here is the list of our completed movie projects:

•

Legend of Bigfoot

•

In the Shadow of Bigfoot

•

Bigfoot Alive in 82

•

Bigfoot Lives, Released 2007.

•

Bigfoot Lives-2, Released 2011.

•

Anatomy of a Bigfoot Hoax, Released 2011.

•

Bigfoot Lives-3, Released 2012.

•

Hoax of the Century, Released 2012.

•

Pursuit, The Search for Bigfoot, Released 2014.

The updated contracts will include these nine titles marketing/distribution in United States, Canada and Puerto Rico. The projections anticipated for this market are provided by The Bosko Group, our currently contracted distributor. All projections below are projections from the Bosko Group.

The Bosko Group Projected markets:

Gravitas Ventures VOD North America:

•

Cable VOD = over 100 million U.S. households.

•

Cable VOD = over 10 million Canadian households

•

Digital VOD = over 150 million active users (US/Canada)

•

Channel Sources North America: DVD= over 400 retail outlets

•

DVD = over 50,000 rental outlets

New Development Markets (Foreign Distribution). According to the Bosko Group, the big news for 2014 is that it will be the year that we can exploit foreign territories. Distribution marketers have always practiced conservatively in the foreign markets because of the dangers of piracy and inability to realistically track funds. It is management’s belief that there is an obvious worldwide appeal of Searching for Bigfoot Inc. films. It is also management’s opinion that due to this appeal foreign distribution markets are a relatively conservative risk and a potentially significant revenue source. Since VOD distribution is finally available in foreign territories, it is management’s opinion that and all of our movies will benefit from these new markets as contracts are upgraded to include these foreign markets.

Big Project Projection “Pursuit”.

It is the belief of management that the upcoming project, Pursuit is expected to do well in the markets. This is based on projections from The Bosko Group, our distribution marketing company. Based on their experience it is their opinion that the “found footage” genre is constantly growing, and to combine this popular film making approach with the appeal of Bigfoot hunting significantly enhances marketability. In addition to creating a found footage movie with dates, places and people that can actually be researched by audiences, we have an ongoing relationship with Eduardo Sanchez of Blair Witch Project fame, and director of the upcoming Exists (his own found-footage Bigfoot film). Mr. Sanchez has signed a Non-Disclosure Agreement with us and we are currently in negotiations with him to determine the degree of involvement that he will have in our DVD project Pursuit.

In addition to the revenue streams identified above, The Bosko Group anticipates Pursuit could do the following business based on its design and timing:

DVD – 50,000 to 100,000 units. Units in this type of sale net the producer $4-$7 dollars per unit.

VOD Projected revenue for Pursuit:

•

Cable - $50,000 dollars initial 6 months

•

Digital Royalty - $75,000 dollars initial 6 months

•

Digital License - $40,000 to $75,000 initial 6 months

ONGOING PLAN: Bigfoot Project Investments Inc. has acquired “Searching for Bigfoot Inc.”, an inventory of artifacts/assets and over 360 hours of video expedition footage. The acquisition was executed to streamline our various projects decisions and marketing capability and complete control through having only one Board of Directors and only one set of company officers having to go through two companies to develop, execute and market our projects. Another DVD movie Bigfoot Lives 3 has been completed and released, and is currently available for purchase online. With all current materials in our project inventory, there is enough media and Artifacts to develop many more movies. As we continue to conduct the research and expeditions continue to evolve, we will be adding to the current inventory for a continuous flow of media to be used in future projects to be added to our company projects for investors.

Proprietary Rights of Our Projects.

We have copyrights and copyrights pending for nine DVD movies. We own the copyrights on DVD Movies Bigfoot Lives and Anatomy of a Bigfoot Hoax. Copyrights are pending for DVD Movies Legend of Bigfoot, In the Shadow of Bigfoot, Bigfoot Alive in 82, Bigfoot Lives-2, Bigfoot Lives-3, Hoax of the Century, and Pursuit (The Search for Bigfoot). Selling artifacts and fossils will not be a part of Bigfoot Project Investments Inc.’s business.

An example of The Bosko Group marketing materials is as follows:

BIGFOOT IS BACK!

Capture the public's ***Bigfoot fever*** with these creature-feature documentary films about the world's ***most famous*** beast!

HOAX OF THE CENTURY

HOAX OF THE CENTURY

For over 45 years the world has been fooled by two men, Roger Patterson and Bob Gimlin. They and a group of people were complicit in creating an iconic legend based on lies and deception — a legend known as Bigfoot. But their hoax is now revealed. Find out the truth, hear and see witnesses and testimonial interviews. The general public has been deceived and lied to for years...now you can own the true, real story behind the world's most famous Bigfoot movie!

Runtime: 60 minutes

PURSUIT
THE SEARCH FOR BIGFOOT

PURSUIT: THE SEARCH FOR BIGFOOT

In October 2012, two young filmmakers discover a journal that documents a series of Bigfoot sightings across the U.S. The detailed entries provide witness names, locations and testimonies of each creature encounter. In an effort to prove or debunk the journal entries, the filmmakers team up with Tom Biscardi to follow the trail of sightings listed in the journal. They encounter drama, intrigue and racial tension, as well as government cover-ups. What you watch is a videotape record of their journey. There are no created stories. There are no fake locations. There are no actors. Everything is real.

Runtime: 75 minutes

BIGFOOT
LIVES

BIGFOOT LIVES

Follow the travels of the world renowned Bigfoot hunter, Tom Biscardi and his Searching for Bigfoot team as they search the country from Montana to New York in search of the world's most elusive and mysterious creature.

Runtime: 79 mins.

BIGFOOT LIVES
2

BIGFOOT LIVES 2

The long awaited sequel to the Award Winning "Bigfoot Lives" this new film continues the adventures of Bigfoot hunter Tom Biscardi as they investigate reports of unknown creature sightings around the United States.

Runtime: 95 mins. w/Bonus Features

ANATOMY
OF A
BIGFOOT
HOAX

ANATOMY OF A BIGFOOT HOAX

It was the 7th most searched news story on Google and the live press conference was viewed by millions, causing Internet black-out conditions on every major news site. Now for the first time ever, view never before seen footage of actual events as the hoax of the century unfolds. Get the complete story of the "Georgia Bigfoot in a Freezer" from those who lived it.

Runtime: 62 mins. w/Bonus Features

He's always there,
watching,
waiting,
wanting.
In The Shadow of...
BIGFOOT

IN THE SHADOW OF BIGFOOT

An extraordinary, full length documentary hailed as the first truly authoritative exploration of the Bigfoot phenomenon. Interviews with eye-witnesses and scientists - including extensive, never before seen, detailed footage of the majestic creature, which famed Bigfoot hunter Ivan Marx shot and wounded, in self-defense.

Runtime: 80 mins.

BIGFOOT
LIVES
3

BIGFOOT LIVES 3

Follow the Searching for Bigfoot team as they continue the quest to find this elusive creature. In five locations from Illinois to Arizona, eyewitnesses relive their experiences with creatures the world thinks do not exist, but these people know the mythical monsters live.

Runtime: 75 minutes

AVAILABLE NOW

Matabo ENTERTAINMENT

BOSKO GROUP

www.boskogroup.com

Our agreements with The Bosko Group, who has contracts in place with Channel Sources Distribution Company to sell seven of nine DVD movies, are in the process of upgrading the current contract to include the other two movies. The Bosko Group also has an agreement with Gravitas VOD for the same seven movies in which the remaining two movies are currently being added to the agreement.

The intellectual property rights include business plan templates and design, business logo development, web site designs, and data bases of private financial lenders. Third party service providers are out sourced entities that will provide support in the development of future intellectual properties.

For example, the company will need third party assistance with the following: graphic designer, press release, Video/Film development of new movies, expedition/research to continue development of project products, web consultant, or help with additional technological issues or assistance with the development of products outside the scope of the organization.

Research and Development.

We continue to conduct research on expedition’s video and filming. Currently, “Searching for Bigfoot Inc.” now has over 426 Hours of raw Video footage taken from various SFBI expeditions and has been used to produce several DVD documentary films. There is still enough footage to produce several more documentary films. This media is being developed into future revenue streams. We will continue to pursue other existing and new media resources to develop continuous revenue to our investors.

Competition.

The Entertainment industry is highly competitive. Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our services. There can be no assurance that we will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

Our Company is also subject to other competitive risks of early stage and commercial businesses generally, and of technology businesses in particular, including competing in an environment where other companies may be better financed or have more experience than the Company. See “Risk Factors.”

Employees.

Currently, we have no full time employees other than our officers and directors. We anticipate that we will be unable to hire any employees in the next twelve months, unless we generate significant revenues. Meanwhile, we intend to utilize outsourcing quality personnel in conjunction with the talents of our Current Officers and Directors. We believe our future success depends in large part upon the continued services of our current Officers and Directors.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the internet. As a result, they do not contemplate or address the unique issues of the internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services result in the distribution of entertainment materials over the internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

B.

Description of Property

Our executive, administrative and operating offices are located at Bigfoot Project Investment Inc., 570 El Camino Real NR-150, Redwood City, CA 94063. This is also the office of one of our directors, C. Thomas Biscardi. He makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

C.

Legal Proceedings

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

D.

Market for Common Equity and Related Stockholder Matters

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained. Our common stock became eligible for trading on the OTC Bulletin Board on June 28, 2016. Our common stock is quoted on the OTC Pink Sheets under the symbol "BGFT". As of July 29, 2016, the Company has not begun trading on the OTC Pink Sheets.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask” price for the penny stock and the significance of the spread between the bid and ask price;

d.

contains a toll-free telephone number for inquiries on disciplinary actions;

e.

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

1)

the bid and offer quotations for the penny stock;

2)

the compensation of the broker-dealer and its salesperson in the transaction;

3)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4)

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for the Company’s stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Holders of The Company’s Common Stock

As of the date of this Prospectus, the Company has One Hundred Sixteen (116) shareholders of record.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

Our independent stock transfer agent is Action Stock Transfer. Their mailing address is 2469 Fort Union Blvd #214, Cottonwood Heights, UT 84121 and the phone number is (801) 274-1088.

E.

Financial Statements

The Company's financial statements are below on page F-1.

F.

Selected Financial Data

Working Capital

July 31, 2015 $
Total Assets	27,210
Total Liabilities	616,441
Working Capital	(589,231)

Cash Flows

	Fiscal Year Ended July 31,
	2015	2014
Net cash used in operating activities	$23,789	$8,334
Net cash used in investing activities	--	--
Net cash provided by financing activities	22,633	9,660
Net increase (decrease) in Cash	(1,156)	1,326
Cash, beginning of year	1,377	51
Cash, end of year	$221	$1,377

G.

Supplementary Financial Information

Included with the Financial Statements beginning on Page F-1 below.

H.

Management's Discussion And Analysis Or Plan Of Operation

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have generated or realized only minimal revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have only generated minimal revenues. We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We estimate the money we raised from a private placement memorandum and the money we raise in this offering will last 12 months.

Our officers and directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

RESULTS OF OPERATIONS

Results for the Fiscal Year Ended July 31, 2015 Compared to the Fiscal Year Ended July 31, 2014

Revenue

For the year ended July 31, 2015 we generated revenue of $1,388 compared to $2,437 for the year ended July 31, 2014. The revenue was generated from the sale of our DVD’s.

Costs and Expenses

Operating expenses during year ended July 31, 2015 were $27,135, consisting of general and administrative, expedition expense and professional fees. In comparison, operating expenses in the year ended July 31, 2014 were $12,333, consisting of general and administrative and professional fees. The increase in total expenses from 2014 to 2015 is primarily attributable to a significant increase in expedition expense.

Liquidity and Capital Resources

As of July 31, 2015, we had $221 in cash and did not have any other cash equivalents. The following table provides detailed information about our net cash flow for the years ended July 31, 2015 and 2014. To date, we have financed our operations through the issuance of stock and borrowings.

In summary, our cash flows were as follows:

	Fiscal Year Ended July 31,
	2015	2014
Net cash used in operating activities	$23,789	$8,334
Net cash used in investing activities	--	--
Net cash provided by financing activities	22,633	9,660
Net increase (decrease) in Cash	(1,156)	1,326
Cash, beginning of year	1,377	51
Cash, end of year	$221	$1,377

Operating activities

Net cash used in operating activities was $23,789 for the year ended July 31, 2015, as compared to $8,334 used in operating activities for the same period in 2014. The increase in net cash used in operating activities was primarily due to an increase in the expedition expenses.

Investing activities

Net cash used in investing activities was $0 for the year ended July 31, 2015, as compared to $0 used in investing activities for the same period in 2014.

Financing activities

Net cash provided by financing activities for the year ended July 31, 2015 was $22,633, as compared to $9,660 for the same period of 2014.

Since inception, we have financed our cash flow requirements through issuance of common stock and related party loans. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of increased revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Intangible Assets

The Company’s intangible assets were $nil as of July 31, 2015.

Material Commitments

The Company’s material commitments were $nil as of July 31, 2015.

Results for the Three and Nine Month Periods Ended April 30, 2016 Compared to the Three and Nine Month Periods Ended April 30, 2015

Operating Revenues

During the three months ended April 30, 2016, we generated revenue of $339. During the three months ended April 30, 2015, we generated revenue of $963.

During the nine months ended April 30, 2016, we generated revenue of $1,955. During the nine months ended April 30, 2015, we generated revenue of $1,674.

Operating Expenses

Operating expenses during the three months ended April 30, 2016 were $15,072. Operating expenses during the three months ended April 30, 2015 were $2,399.

Operating expenses during the nine months ended April 30, 2016 were $32,317. Operating expenses during the nine months ended April 30, 2015 were $7,377. Operating expenses for the nine months ended April 30, 2016 consisted of professional fees of $18,540, expedition expenses of $7,623, and general and administrative fees of $6,154. Operating expenses for the nine months ended April 30, 2015 consisted of professional fees of $2,700 and general and administrative fees of $4,677. Expenses increased during 2016 mainly due to the Company’s reporting requirements, having become fully reporting under the 1934 Act on March 16, 2015.

There is significant uncertainty projecting future profitability due to our history of losses and lack of revenues. In our current state we have no recurring or guaranteed source of revenues and cannot predict when, if ever, we will become profitable. There is significant uncertainty projecting future profitability due to our minimal operating history and lack of guaranteed ongoing revenue streams.

Liquidity and Capital Resources

As of April 30, 2016, we had $21,302 in cash and did not have any other cash equivalents. The following table provides detailed information about our net cash flow for all financial statement periods presented in this Quarterly Report. To date, we have financed our operations through the issuance of stock and borrowings.

The following table sets forth a summary of our cash flows for the nine months ended April 30, 2016 and 2015:

	Period Ended April 30, 2016	Period Ended April 30, 2015
Net cash used in operating activities	$(31,851)	$(4,604)
Net cash used in investing activities	-	-
Net cash provided by financing activities	52,933	3,544
Net increase (decrease) in Cash	21,082	(1,060)
Cash, beginning	221	1,377
Cash, ending	$21,303	$317

Since inception, we have financed our cash flow requirements through issuance of common stock and debt financing. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of listings or some form of advertising revenues. We anticipate obtaining additional financing to fund operations through additional common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our website, provide national and regional industry participants with an effective, efficient and accessible website on which to promote their products and services through the Internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Cashflow from Operating activities

Net cash used in operating activities was $31,851 for the period ended April 30, 2016, as compared to $4,604 used in operating activities for the period ended April 30, 2015.

Cashflow from Investing activities

Net cash used in investing activities was $0 for the period ended April 30, 2016, as compared to $0 used in investing activities for the same period in 2015.

Cashflow from Financing activities

Net cash provided by financing activities for the period ended April 30, 2016 was $52,933 as compared to $3,544 for the same period of 2015.

We believe that cash flow from operations will not meet our present and near-term cash needs and thus we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We will require additional cash resources due to changed business conditions, implementation of our strategy to expand our sales and marketing initiatives, increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Going Concern.

We have generated only minimal revenues and are dependent upon obtaining financing to pursue any mobile application business developments. For these reasons, the auditors stated in their report on the Company’s audited financial statements that they have substantial doubt that the Company will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of July 31, 2015, the Company has a net loss of $45,298, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Over the next 12 months, the Company plans to start developing and creating exciting and interesting proprietary investment projects, entertainment properties surrounding the mythology, research, and potential capture of the creature known as Bigfoot and then begin marketing those products and begin receiving revenues; however, the Company cannot estimate the amount of time that it will take for those activities to generate revenues. In order to continue as a going concern during the next fiscal year, the Company if it does not raise enough funds from this Offering will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned research and on our Bigfoot based products, such as our videos and SFBI’s.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 2 of the Company’s audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

I.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Previous independent registered public accounting firm

On June 10, 2015, Bigfoot Project Investments, Inc. (the "Company") board of directors dismissed KLJ & Associates, LLP as its independent registered public accounting firm. Except as noted in the paragraph immediately below, the reports of KLJ & Associates, LLP on the Company's financial statements for the period ended July 31, 2014, did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principle.

The report of KLJ & Associates, LLP on the Company's financial statements as of July 31, 2014 and for the period from Nov. 30, 2011 (date of inception) through July 31, 2014, contained explanatory paragraphs which noted that there was substantial doubt as to the Company's ability to continue as a going concern as the Company has an accumulated deficit.

During the period from Nov. 30, 2011 (date of inception) through July 31, 2014, and through June 10, 2015, the Company has not had any disagreements with KLJ & Associates, LLP on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KLJ & Associates, LLP's satisfaction, would have caused them to make reference thereto in their reports on the Company's financial statements for such periods.

During the period from Nov. 30, 2011 (date of inception) through July 31, 2014 and through June10, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KLJ & Associates, LLP with a copy of this disclosure set forth under this Item 4.01 and requested KLJ & Associates, LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

New independent registered public accounting firm

On June 10, 2015 (the "Engagement Date"), the Company engaged ANTON & CHIA, LLP ("Anton") as its independent registered public accounting firm for the Company's fiscal year ending July 31, 2015.

From inception and through the Engagement Date, the Company has not consulted with ANTON & CHIA, LLP regarding either:

1.

The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that night be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that ANTON & CHIA, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

(a) Previous independent registered public accounting firm

(i)	On June 21, 2016, Anton & Chia LLP (the “Former Accountant”) resigned as the independent registered public accounting firm of Bigfoot Project Investments Inc. (the “Company”).

(ii)	The Company’s Board of Directors participated in and approved the decision to accept the Former Accountant’s resignation.

(iii)

The reports of Former Accountant on the Registrant’s audited financial statements for the audit as of July 31, 2015, and the unaudited financial statements for the interim period through April 30, 2016, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Registrant’s ability to continue as a going concern.

(iv)

The Registrant has provided the Former Accountant with a copy of the disclosures it is making in response to this Item. The Registrant has requested the Former Accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree. The Registrant has filed the letter furnished by the Former Accountant as an exhibit to its current report that was filed on Form 8-K, dated August 1, 2016.

(b) New independent registered public accounting firm

As of the date this registration statement on Form S-1, the registrant has not engaged a new independent accountant. The registrant will file an 8-K disclosing its new auditor once engaged.

There have been no disagreements with either independent registered accounting firm on issues of accounting or financial disclosure.

J.

Quantitative and Qualitative Disclosures about Market Risk

None.

K.

Directors, Executive Officers, Promoters and Control Persons

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the Officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company Officer and Director is set forth below:

Name and Business Address	Age	Position	Director Since
Dennis J. Kazubowski 715 North First Street, Suite 21 San Jose, CA. 95112	59	Director	Director: November, 2011
Youssary (Joe) Kelada, MD 406 Sunrise Avenue, Suite 250 Roseville, CA. 95661	62	Director	Director: November, 2011
Carmine T. Biscardi 570 El Camino Real, Nr-150 Redwood City, CA. 94063	67	CEO, Director	Director: November, 2011 CEO: November, 2014
C. Thomas Biscardi, Jr. 112 Ironwood Road, Middlesboro, KY. 40965	49	President, Director	President: November 2014 Director: November 2011
Sara Reynolds 6222 Raytown Trfy #352 Raytown, MO 64133	50	CFO, Secretary, Treasurer, Director	CFO, Secretary, Treasurer: November, 2015 Director: November 2015
William F. Marlette 14231 Meadowrun St. San Diego CA. 92129	68	Director	Director: November, 2011

The above mentioned officers have held the offices/positions since the periods indicated, and are expected to hold said offices/positions until the next annual meeting of the shareholders. The persons named above are the Company’s only Officers, Directors, promoters and control persons.

Background Information about The Company’s Officers and Directors

DENNIS J. KAZUBOWSKI

Mr. Kazubowski’s experience in the field of law and contracts gives him experience which will be beneficial to him as a member of the Board of Directors of the corporation. His specific expertise will aid us in the planning of expeditions by allowing us to have incite on the permits and licenses required for entry into locations.

Retired since 2008.

YOUSSARY (JOE) KELADA MD

Mr. Kelada’s experience in real estate, entrepreneur of businesses and commercial transactions firm gives him experience which will be beneficial to him as a director of the corporation. His experience in commercial transactions will benefit us in the negations of service and other business contracts.

1983-Present – Solo Medical Practice, Roseville, CA.

CARMINE T. BISCARDI

Mr. Biscardi’s experience in the research of a creature known as Bigfoot or Sasquatch and his over 20 years as an owner and manager of a marketing and consulting firm gives him experience which will be beneficial to him as a member of the Board of Directors of the corporation.

His experience in the planning and leading of expeditions as well as the production of films from such expeditions is invaluable to our business.

Work History

Apr 2006 – Present - Searching For Bigfoot Inc. Redwood City, CA.-Director & Owner

Jan 1991 Present Tom Biscardi Associates Redwood City, CA. - Owner & Manager

•

Promotions. Marketing. Consulting.

C. THOMAS BISCARDI, JR.*

Mr. Biscardi’s sales and management experience along with Army training as a Ranger makes him an invaluable asset and firm gives him experience which will be beneficial to him on the board of directors. His experience and training allow us to plan expeditions with the thought that security has already been accounted for. His contributions to the planning of expeditions and the selection of personnel for those expeditions allow the other planners to concentrate on their field of expertise and are very beneficial to the company.

Work Experience

2008-Present - Food City, Middlesboro KY. -Assistant Store Manager.

* Son of Carmine T. Biscardi the Company’s President, CEO and director.

WILLIAM F. MARLETTE

Mr. Marlette’s business experience including being a government contractor project manager gives him experience which will be beneficial to him as a member of the Board of Directors of the corporation. His specific field of experience as a government contractor allows him to aid us in the planning and organizing of expeditions.

Work History

Retired – July, 2011 - Present

SARA L. REYNOLDS

Work History

Owner SLR Tax & Accounting LLC 2005 to Present

Ms. Reynolds has over 14 years of experience in accounting, bookkeeping, tax preparation and planning, she has prepared financial information and footnotes for several businesses in their effort to be listed with the SEC. This experience will allow us to further develop our business plan and provide valuable insight in the SEC filings subsequent to this filing.

WORK HISTORY

Owner of SLR Tax & Accounting LLC an accounting firm that specializes in bookkeeping, tax planning, and preparation and preparation of financial information for specific SEC filings. SLR Tax & Accounting LLC was established as an accounting firm in 2005 and continues to provide these various services to many clients.

All directors will serve until a successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our officers and directors elected by the board of directors for a one-year term, and will serve until successors are duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Our officers and directors are not independent.

Employment Agreements

We have not entered into an employment agreement with our officers and directors. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because the size of the Company at this time does not warrant it. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive due to the current circumstances of the Company. Further, because there are only minimal operations at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company Directors and executive Officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners are complied with in a timely fashion.

L.

Executive Compensation and Corporate Governance

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers paid by us during the period ended July 31, 201 6 and 201 5, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Name and Principal Position	Year	Salary*	Bonus	Option Awards	All Other Compensation	Total Compensation

Carmine T. Biscardi COO, CEO, Director	2016	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0
William F. Marlette Director	2016	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0
Greta Goth Director	2016	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0
Dennis J. Kazubowski Director, Acting CFO	2016	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0
Youssary Kellada, M.D. Director	2016	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0
Richard Fletcher Director	2016	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0
C. Thomas Biscardi, Jr. Director	2016	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0
Sara Reynolds CFO, Secretary, Treasurer Director	2016	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0

Outstanding Equity Awards at Fiscal Year-End

No executive Officers received any equity awards, or holds exercisable or unexercisable options, as of the period ended July 31, 2016.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Directors or executive Officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of six members. Mr. Dennis Kazubowski, Mr. Carmine Biscardi, Mr. Carmine Biscardi Jr., and Sara Reynolds do not qualify as an independent Director in accordance with the published listing requirements of the NASDAQ Global Market. Mr. Youssary Kelada, and Mr. William Marlette do qualify as independent directors as they are not also officers of the Company. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Mr. Carmine T. Biscardi, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Carmine T. Biscardi collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Carmine T. Biscardi, unless the communication is clearly frivolous.

M.

Securities Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information at July 25, 2016, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) the Directors, (iii) the Executive Officers and (iv) our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of July 25, 2016, the Company had 208,717,000 shares of Common Stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership After Offering
Carmine T. Biscardi, Dir.	122,985,000	122,985,000	58.92%	53.77%
William F. Marlette, Dir.	15,250,000	15,250,000	7.30%	6.67%
Greta Goth Estate	18,500,000	18,500,000	8.86%	8.08%
Youssary (Joe) Kelada, MD, Dir.	15,000,000	15,000,000	7.19%	6.56%
Dennis J. Kazubowski, Dir.	6,300,000	6,300,000	3.02%	2.75%
Richard L. Fletcher, Estate	5,500,000	5,500,000	2.64%	2.40%
C. Thomas Biscardi, Jr., President, Dir.	5,700,000	5,700,000	2.73%	2.49%
Sara Reynolds	3,215,000	3,215,000	1.54%	1.41%
Our Officer and Director as a Group	192,450,000	192,450,000	92.20%	84.14%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 192,450,000 shares have been issued to the Company’s Officers, Directors and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance. The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

N.

Transactions With Related Persons, Promoters And Certain Control Persons

On December 1, 2011, we issued 202,000,000 shares of restricted common stock to, our officers and directors, in consideration for professional services.

The Officers and Directors that received shares of common stock in the December 1, 2011, initial offering of 202,000,000 shares of common stock are listed below.

Officer/Director Name	Shares of common stock for services
President, CEO Richard Fletcher	5,500,000
Director, Greta Goth	17,500,000
Director, Dennis J. Kazubowski	5,500,000
Director, Youssary Kelada	15,000,000
Director, William F. Marlette	26,250,000
Director, Carmine T. Biscardi	125,750,000
Director, Carmine T. Biscardi Jr.	5,500,000
Equity Consultants	1,000,000
Total Shares Issued Initial Offering	202,000,000

In the year ending July 31, 2012, the company has $9,000 loan was advance from shareholders – Greta Goth, bearing no interest and is due on demand.

In January 2013, Bigfoot Project Investments, Inc. executed a promissory note in the amount of $484,029 as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot, Inc. In August 2013, the Company increased the balance of the promissory note by $489 to add an asset that was not included in the original transfer The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 31, 2016.

The interest rate stated on the note is 4.0% (four percent). Monthly payments are not required in the note; however, the note does contain a prepayment clause that allows for payments to be made prior to the due date with no detrimental effects.

Interest expense for the years ended July 31, 2015 and 2014 was $19,361 and 19,371, respectively

The shares that were issued above were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which the Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction to which the Company proposes to be a party:

A.

any of the Director(s) or executive Officer(s);

B.

any nominee for election as one of the Company’s Directors;

C.

any person who is known by the Company to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s Common Stock; or

D.

any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

There are not currently any conflicts of interest by or among the Company’s current Officers, Directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest, if any arise; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to Directors, Officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a Director, Officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer, or other control person in connection with the securities being registered, the Company will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, pursuant to Section 13(a) or 15(d) of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

BIGFOOT PROJECT INVESTMENTS, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDING JULY 31, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Bigfoot Project Investments, Inc.

We have audited the accompanying balance sheet of Bigfoot Project Investments, Inc. (the “Company”) as of July 31, 2015, and the related statement of operations, changes in stockholders’ equity and cash flow for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Bigfoot Project Investments, Inc. as of July 31, 2014, were audited by other auditors whose report dated December 11, 2014, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2015 and the results of its operations and its cash flows for the year then ended; in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has not yet generated enough revenues from its operations to cover its operating expense and has incurred an accumulated deficit of $796,721 since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2 to the financial statements, which include raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

November 13, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Bigfoot Project Investments Inc.

We have audited the accompanying balance sheet of Bigfoot Project Investments Inc. as of July 31, 2014 and the related statements of operations, stockholders’ equity, and cash flows for the year ended July 31, 2014.  Bigfoot Project Investments Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bigfoot Project Investments Inc. as of July 31, 2014, and the results of its operations and its cash flows for year ended July 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company is in the development stage, has earned only minimal revenue, has suffered net losses and has had negative cash flows from operating activities during the year ended July 31, 2014. These matters raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
St. Louis Park, MN
December 11, 2014

BIGFOOT PROJECT INVESTMENTS, INC.
Balance Sheets

ASSETS
	July 31, 2015	July 31, 2014

Current Assets
Cash	$221	$1,377
Restricted Cash	22,937	-
Accounts Receivable	-	139
Inventory	3,168	3,337
Total current assets	26,326	4,853

Other Assets
Website Development	5,500	5,500
Accumulated Amortization	(4,616)	(2,768)
Total Other Assets	884	2,732

Total Assets	$27,210	$7,585

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Advance from shareholders	$59,715	$37,082
Accrued Interest	49,278	29,918
Subscription payable received subject to refund	22,930	-
Promissory Note - Related Party	484,518	484,518
Total Current Liabilities	616,441	551,518

Total Liabilities	616,441	551,518

Stockholders' deficit
Common stock, $0.001 par value; 250,000,000 shares authorized, 207,490,000 issued and outstanding as of July 31, 2015 and July 31, 2014	207,490	207,490
Accumulated deficit	(796,721)	(751,423)

Total Stockholders' deficit	(589,231)	(543,933)

Total liabilities & Stockholders' deficit	$27,210	$7,585

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
Statements of Operations

	Year Ended	Year Ended
	July 31, 2015	July 31, 2014

Revenue	$1,388	$2,437

Cost of Goods Sold	191	353
Gross profit	1,197	2,084

Operating expenses:
Professional fees	4,304	6,500
General and administrative	5,855	5,833
Expedition expense	16,976	-
Total operating expenses	27,135	12,333

Net loss from operations	(25,938)	(10,249)

Other Income (Expense)
Interest Income	1	-
Interest Expense	(19,361)	(19,371)
Total Other Income (Expense)	(19,360)	(19,371)

Net loss	$(45,298)	$(29,620)

Basic and diluted loss per shares	$(0.00)	$(0.00)

Weighted average shares outstanding	207,490,000	207,490,000

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
Statement of Changes in Stockholders' Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount

Balance, July 31, 2013	207,490,000	$207,490	$-	$(721,803)	$(514,313)

Net loss, year ended July 31, 2014	-	-	-	(29,620)	(29,620)
Balance, July 31, 2014	207,490,000	207,490	-	(751,423)	(543,933)

Net loss, year ended July 31, 2015	-	-	-	(45,298)	(45,298)
Balance, July 31, 2015	207,490,000	$207,490	$-	$(796,721)	$(589,231)

See accompanying noted to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
Statements of Cash Flows

	Year Ended	Year Ended
	July 31, 2015	July 31, 2014
Cash flow from operating activities:
Net loss	$(45,298)	$(29,620)
Accumulated Amortization	1,848	1,848
Change in operating liabilities:
Accounts Receivable	139	(139)
Inventory	169	216
Decrease in Restricted Cash	(7)	-
Accrued Interest	19,360	19,361
Net cash used in operating activities	(23,789)	(8,334)

Cash flow from financing activities
Proceeds for Advances from Shareholders	22,633	9,171
Proceeds from Promissory Note	-	489
Net cash provided by financing activities	22,633	9,660

Net (decrease) increase in cash	(1,156)	1,326
Cash at beginning of period	1,377	51
Cash at end of period	$221	$1,377

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended July 31, 2015

NOTE 1 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

A summary of significant accounting policies of Bigfoot Project Investments, Inc. (the “Company”), a company organized in the state of Nevada (A Developing Stage Company), is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the companying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

The Company was incorporated in the State of Nevada on November 30, 2011. The company’s administrative office is located at 570 El Camino Real NR-150, Redwood City, CA and its fiscal year ended July 31. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was established as an entertainment investment company.

The Company’s mission is to create exciting and interesting proprietary investment project, entertainment properties surrounding the mythology, research, and potential capture of the creature known as Bigfoot. The Company will perform research in determining the existences of an elusive creature commonly known as Bigfoot. For the past six years the research team, that has joined the company, has performed research on expeditions throughout the United States and Canada.

The Company’s key competitive advantage is the in-house developed knowledge base and the advanced level of maturity of their projects developed and currently owned by our current officers and shareholders. The Company will capitalize on the current stock pile of these projects through contract agreements which will allow the Company to continue creation of media properties and the establishment of physical locations, partnerships, and strategic alliances with organizations to augment investment markets to create revenue as a stand-alone enterprise

Basis of Presentation

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of July 31, 2015 and 2014, the Company has unrestricted cash of $221 and $1,377, respectively.

Restricted Cash

For the purposes of the statement of cash flows, the Company does not consider the restricted cash listed on the balance sheet to be a cash equivalent. These funds are amounts received for outstanding stock subscriptions related to the current offering. In the event that the Company does not meet the stated minimum of stock subscription sales these funds will be returned to the subscribers. As of July 31, 2015 and 2014, the Company has restricted cash of $22,937 and $0, respectively.

Inventory Valuation

We value our inventory at the lower of cost or market. Market is determined based on net realizable value. Cost is determined on a “first-in, first-out” basis, which approximates actual cost. We have no policy for a reserve for excess and obsolete inventory based on forecasted demand since inventory generally does not become obsolete.

Website Development Cost

The Company has adopted Subtopic 350-50 of the FASB Accounting Standards Codification for website development costs. Under the requirements of Sections 305-50-15 and 350-50-25, the Company capitalizes costs incurred to develop a website as website development costs, which are amortized on a straight line basis over the estimated useful lives of three (3) years. Upon becoming fully amortized, the related costs and accumulated amortization are removed from the account.

Income Tax

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Revenue Recognition

The Company recognizes revenue from the sale of goods and services in accordance with ASC 605, "Revenue Recognition." Revenue consists of proceeds and commissions from sale of DVDs and videos. Revenue is recognized only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists

ii)

Goods (DVD) have been delivered

iii)

The fee is fixed or determinable

iv)

Revenue is reasonably assured

Revenue is recognized in the period product is delivered where product price is fixed or determinable and collectability is reasonably assured. The company generated revenues in the amounts of $1,388 and $2,437 during the periods ended July 31, 2015 and 2014, respectively.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, “Financial Instrument”, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For the Company, this statement applies to certain investments and long-term debt. Also, the FASB ASC Topic 820, “Fair Value Measurements and Disclosure”, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market in-puts that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company does not have financial assets as an investment carried at fair value on a recurring basis as of July 31, 2015. The Company’s financial instruments consist of cash, accounts receivable, accrued expenses and related party notes payable. The carrying amount of these financial instruments approximates fair value either based on the length of maturities or interest notes that approximate prevailing market rates unless otherwise discussed in these financial statements.

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Basic and Diluted Earnings per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.

The FASB ASC Topic 260, “Earnings per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended July 31, 2015.

The following is a reconciliation of basic and diluted earnings per share for 2015 and 2014:

	Year Ended	Year Ended
	July 31, 2015	July 31, 2014
Numerator:
Net income (loss) available to common shareholders	$(45,298)	$(29,620)

Denominator:
Weighted average shares – basic	207,490,000	207,490,000

Net income (loss) per share – basic and diluted	$(0.00)	$(0.00)

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10 “Development Stage Entities” (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation The amendment results in the removal of all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby, improving financial reporting by eliminating the cost and complexity associated with providing that information.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim period therein. For other entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and interim reporting periods beginning after December 15, 2015. The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) (collectively, the Boards) jointly issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under US GAAP and IFRS. This converged standard is effective for annual and interim periods beginning after December 15, 2016. The Company is currently assessing the potential effects on our financial condition and results of operations.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of American applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operation and growth. Management may raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

NOTE 3 – ADVANCE FROM SHAREHOLDERS

In the year ending July 31, 2015, additional advances from shareholders were received in the amount of $22,633. These advances bear no interest and are due on demand. The total advances from shareholders as of July 31, 2015 and 2014 were $59,715 and 37,082, respectively.

NOTE 4 – PROMISSORY NOTE – RELATED PARTY

In January 2013, Bigfoot Project Investments, Inc. executed a promissory note in the amount of $484,029 as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot, Inc. In August 2013, the Company increased the balance of the promissory note by $489 to add an asset that was not included in the original transfer The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 31, 2016.

The interest rate stated on the note is 4.0% (four percent). Monthly payments are not required in the note; however, the note does contain a prepayment clause that allows for payments to be made prior to the due date with no detrimental effects.

Interest expense for the years ended July 31, 2015 and 2014 was $19,361 and 19,371, respectively.

NOTE 5 - CAPITAL STOCK

In January 2012, 201,840,000 of common shares were issued to the founding shareholders of the Company for services provided at $.001 per share. In January, 2012 an additional 1,000,000 shares of common stock were issued for a Service Exchange Agreement. These shares were valued at $.001 per shares. In March 2012, 200,000 shares were issued for $10,000 cash at a contract price of $.05 per share.

On January 15, 2013, 4,400,000 shares were issued as part of the asset transfer agreement. These shares were issued at the contracted price of $0.10 per share and have the par value of $0.001 per share. On January 31, 2013, 50,000 shares were issued for contracted services. These shares were valued at a price of $0.10 per share.

The Company has 207,490,000 shares of common stock issued and outstanding as of July 31, 2015 and 2014.

NOTE 6 – DISTRIBUTION AGREEMENT

The Company entered into a Distribution Agreement on September 2, 2011 with the Bosko Group providing them a non-exclusive right to market the sales of its DVD’s. The Distribution Agreement requires the Company to pay the Bosko Group ten percent (10%) of the selling price of the DVD’s sold. This agreement remain in effect for a period of 4 years and shall be automatically renewable for additional 4 years with no limit on the number of times the agreement may be automatically renewed, unless either party gives notice to the other of its desire to terminate the Agreement at least sixty (60) days before expiration of the original or renewal term.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 8 - INCOME TAXES

Deferred taxes, estimated at 39% of taxable incomes, are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forward and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of July 31, 2015:

	July 31, 2015	July 31, 2014
Deferred tax assets:
Net operating loss carryover	$125,835	$108,320
Valuation allowance	(125,835)	(108,320)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the 39% statutory rate to the income tax recorded is as follows:

	July 31, 2015	July 31, 2014
Net provision for federal income taxes (benefits):
Net operating loss carryover	$49,076	$11,552
Valuation allowance	(49,076)	(11,552)
	$-	$-

As of July 31, 2015, the Company did not pay any income taxes nor have they paid or accrued any taxes during the August 1, 2011 through July 31, 2015.

The net federal loss carry forward will begin to expire in 2034. No tax benefit has been reported in the July 31, 2015 financial statements since the potential tax benefit is offset by a valuation allowance in the same amount. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 9 – SUBSCRIPTION PAYABLE

As of July 31, 2015 the directors of the company have sold two hundred twenty one thousand shares (221,000) of stock the funds for which are being held in the escrow account. The directors are currently making a concerted effort to sell the additional shares needed to meet the minimum.

NOTE 10- SUBSEQUENT EVENTS

As of October 31, 2015, per the terms in our initial offering we will be closing the stock offering and making an accounting of the total number of shares sold. The funds are being held in a brokerage account and are classified on the Balance Sheet and as a subscription payable due to the provisions in the initial offering. In the event that the total number of shares of stock sold in the offering is less than the minimum shares of three million (3,000,000) as stipulated, the Company will be returning the funds collected and deposited in the escrow account to investors within 60 days.

FINANCIAL STATEMENTS

Bigfoot Project Investments Inc.

As of and for the nine months ended

April 30, 2016

 (Unaudited)

Balance Sheets	F-15

Statements of Operations	F-16

Statements of Cash Flows	F-17

Notes to the Financial Statements	F-18

BIGFOOT PROJECT INVESTMENTS, INC.
Balance Sheets
As of April 30, 2016 and July 31, 2015

ASSETS
	April 30, 2016	July 31, 2015
	(Unaudited)	(Audited)
Current Assets
Cash	$19,163	$221
Money Market	2,139	-
Restricted Cash	-	22,937
Inventory	5,377	3,168
Total current assets	26,679	26,326

Other Assets
Website Development	5,500	5,500
Accumulated Amortization	(5,500)	(4,616)
Total Other Assets	-	884

Total Assets	$26,679	$27,210

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Advance from shareholders	$81,341	$59,715
Accrued Interest	63,799	49,278
Subscriptions payable received subject to refund	-	22,930
Promissory note - related party	484,518	484,518
Total current liabilities	629,658	616,441

Total Liabilities	629,658	616,441

Stockholders' deficit
Common stock, $0.001 par value; 250,000,000 shares authorized, 207,490,000 issued and outstanding as of 07/31/2015 and 04/30/2016, respectively	207,490	207,490
Shares to be Issued	31,300	-
Accumulated deficit	(841,769)	(796,721)

Total stockholders' deficit	(602,979)	(589,231)

Total liabilities & stockholders’ deficit	$26,679	$27,210

The accompanying notes are an integral part of these unaudited financial statements.

BIGFOOT PROJECT INVESTMENTS, INC.
Statements of Operations (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	April 30, 2016	April 30, 2015	April 30, 2016	April 30, 2015

Revenue	$339	$963	$1,955	$1,674

Cost of Goods Sold	-	320	166	325
	339	643	1,789	1,349

Operating expenses:
Professional fees	5,925	500	18,540	2,700
Expedition Expenses	7,623	-	7,623	-
General and administrative	1,524	1,899	6,154	4,677
Total operating expenses	15,072	2,399	32,317	7,377

Net loss from operations	(14,733)	(1,756)	(30,528)	(6,028)

Other Income (Expense)
Interest Income	1	1	2	1
Interest Expense	(4,840)	(4,840)	(14,521)	(14,521)

Net loss	$(19,573)	$(6,595)	$(45,047)	$(20,548)

Basic and diluted loss per shares	$-	$-	$-	$-

Weighted average shares outstanding	207,490,000	207,490,000	207,490,000	207,490,000

The accompanying notes are an integral part of these unaudited financial statements.

BIGFOOT PROJECT INVESTMENTS, INC.
Statements of Cash Flows
(Unaudited)

	Nine Months Ended	Nine Months Ended
	April 30, 2016	April 30, 2015
Cash flow from operating activities:
Net loss	$(45,047)	$(20,549)
Adjustments to reconcile net loss to net cash used in operating activities:
Accumulated Amortization	884	1,386
Change in operating liabilities:
Accounts Receivable	-	(321)
Inventory	(2,209)	169
Accounts Payable	-	190
Accrued Interest	14,521	14,521
Net cash used in operating activities	(31,851)	(4,604)

Cash flow from financing activities
Change in restricted cash	22,937	(22,942)
Proceeds from sale of IPO subject to refund	(22,930)	22,930
Proceeds for April 2016 Offering	31,300	-
Proceeds for advances from shareholders	21,626	3,556
Net cash provided by financing activities	52,933	3,544

Net (decrease) increase in cash	21,082	(1,060)
Cash at beginning of period	221	1,377
Cash at end of period	$21,303	$317

Supplemental Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

BIGFOOT PROJECT INVESTMENTS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

A summary of significant accounting policies of Bigfoot Project Investments, Inc. (the “Company”), a company organized in the state of Nevada, is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the companying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

The Company was incorporated in the State of Nevada on November 30, 2011. The company’s administrative office is located at 570 El Camino Real NR-150, Redwood City, CA and its fiscal year ends July 31. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was established as an entertainment investment company.

The Company’s mission is to create exciting and interesting proprietary investment projects, entertainment properties surrounding the mythology, research, and potential capture of the creature known as Bigfoot. The Company will perform research in determining the existences of an elusive creature commonly known as Bigfoot. For the past six years the research team, that has joined the company, has performed research on expeditions throughout the United States and Canada.

The Company’s key competitive advantage is the in-house developed knowledge base and the advanced level of maturity of their projects developed and currently owned by our current officers and shareholders. The Company will capitalize on the current stock pile of these projects through contract agreements which will allow the Company to continue creation of media properties and the establishment of physical locations, partnerships, and strategic alliances with organizations to augment investment markets to create revenue as a stand-alone enterprise

Basis of Presentation

The accompanying unaudited balance sheet as of April 30, 2016 has been derived from the audited financial statements. The accompanying unaudited interim financial statements have been prepared on the same basis as the annual audited financial statements and in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements. In the opinion of management such unaudited information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of this interim information. Operating results and cash flows for interim periods are not necessarily indicative of the results that can be expected for the entire year. The information included in this report should be read in conjunction with our audited financial statements and notes thereto included in our 10-K for the year ended July 31, 2015 filed on SEC website on November 24, 2015.

Use of Estimates

The preparation of unaudited condensed financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of July 31, 2015 and April 30, 2016, the Company has unrestricted cash of $221 and $21,302, respectively. The Company does not have any cash equivalents as of July 31, 2015 or April 30, 2016.

Website Development Cost

The Company has adopted Subtopic 350-50 of the FASB Accounting Standards Codification for website development costs. Under the requirements of Sections 305-50-15 and 350-50-25, the Company capitalizes cost incurred to develop a website as website development costs, which are amortized on a straight line basis over the estimated useful lives of three (3) years. Upon becoming fully amortized, the related costs and accumulated amortization are removed from the account.

Restricted Cash

For the purposes of the statement of cash flows, the Company does not consider the restricted cash listed on the balance sheet to be a cash equivalent. These funds are amounts received for outstanding stock subscriptions related to the current offering. Due to the fact that the Company did not meet the stated minimum of stock subscription sales as of April 30, 2016 these funds have been refunded. As of July 31, 2015 the Company had restricted cash of $22,937.

Inventory Valuation

We value our inventory at the lower of cost or market. Market is determined based on net realizable value. Cost is determined on a “first-in, first-out” basis, which approximates actual cost. We have no policy for a reserve for excess and obsolete inventory based on forecasted demand since inventory generally does not become obsolete.

Income Tax

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Revenue Recognition

The Company recognizes revenue from the sale of goods and services in accordance with ASC 605, "Revenue Recognition." Revenue consists of proceeds and commissions from sale of DVDs and videos. Revenue is recognized only when all of the following criteria have been met:

i.

Persuasive evidence for an agreement exists

ii.

Goods (DVD) have been delivered

iii.

The fee is fixed or determinable

iv.

Revenue is reasonably assured

Revenue is recognized in the period product is delivered where product price is fixed or determinable and collectability is reasonably assured. The company generated revenue in the amounts of $339 for the quarter ended April 30, 2016.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, “Financial Instrument”, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For the Company, this statement applies to certain investments and long-term debt. Also, the FASB ASC Topic 820, “Fair Value Measurements and Disclosure”, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market in-puts that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company does not have financial assets as an investment carried at fair value on a recurring basis as of January 31, 2016. The Company’s financial instruments consist of cash, accounts receivable, accrued expenses and related party notes payable. The carrying amount of these financial instruments approximates fair value either based on the length of maturities or interest notes that approximate prevailing market rates unless otherwise discussed in these financial statements.

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Basic and Diluted Earnings per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.

The FASB ASC Topic 260, “Earnings per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended April 30, 2016.

The following is a reconciliation of basic and diluted earnings per share for the nine months ended April 30, 2016 and 2015:

	Period Ended	Period Ended
	April 30, 2016	April 30, 2015
Numerator:
Net (loss) available to common shareholders	$(45,047)	$(20,548)

Denominator:
Weighted average shares – basic	207,490,000	207,490,000

Net (loss) per share – basic and diluted	$(0.00)	$(0.00)

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10 “Development Stage Entities” (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation The amendment results in the removal of all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby, improving financial reporting by eliminating the cost and complexity associated with providing that information.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim period therein. For other entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and interim reporting periods beginning after December 15, 2015. The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) (collectively, the Boards) jointly issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under US GAAP and IFRS. This converged standard is effective for annual and interim periods beginning after December 15, 2016. The Company is currently assessing the potential effects on our financial condition and results of operations.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of American applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operation and growth. Management may raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

NOTE 3 – ADVANCE FROM SHAREHOLDERS

In the year ending July 31, 2012, the company has $21,988 loan which were advances from shareholders, bearing no interest and due on demand. In the year ending July 31, 2013, additional advances were made in the amount of $4,220; these advances bear no interest and are due on demand.

In the year ending July 31, 2013, a majority shareholder paid $9,086 for inventories for the Company. In the year ending July 31, 2014 additional advances of $6,650 were made. These advances bear no interest and are due on demand.

In the year ending July 31, 2015, shareholders advanced additional funds in the amount of $22,633. In the nine-month period ending April 30, 2016, shareholders advanced additional funds in the amount of $ 21,626. The balances of Advances from shareholders were $81,341 and $59,715 as of April 30, 2016 and July 31, 2015.

NOTE 4 – PROMISSORY NOTE – RELATED PARTY

In January 2013, Bigfoot Project Investments, Inc. executed a promissory note in the amount of $484,029 as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot, Inc. In August 2013, the Company increased the balance of the promissory note by $489 to add an asset that was not included in the original transfer The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 31, 2017.

The interest rate stated on the note is 4.0% (four percent). Monthly payments are not required in the note; however, the note does contain a prepayment clause that allows for payments to be made prior to the due date with no detrimental effects.

Interest expense for the nine months ended April 30, 2016 and 2015 was $14,521 and $14,521.

NOTE 5 - CAPITAL STOCK

On March 2012, 200,000 shares were issued for $10,000 cash at a contract price of $.05 per share. During the period ending July 31, 2012, 201,840,000 of common shares have been issued to the founding shareholders for services provided. The shares were issued with a par value for $0.001. An additional 1,000,000 share of common stock have been issued for a service exchange agreement. These shares were issued at the contracted price of $.001.

On January 15, 2013, 440,000 shares were issued as part of the merger/acquisition. On January 31, 2013, 50,000 shares were issued for contracted services. These shares were issued at the contracted price of $0.10 per share and have the par value of $0.001 per share.

The Company has 207,940,000 and 207,940,000 shares of common stock issued and outstanding as of April 30, 2015 and July 31, 2014, respectively.

During the three months ending April 30, 2015, the Company has sold pending stock subscriptions for $22,700 for a total of 227,000 shares. Since the IPO offering has a minimum goal of 3,000,000 shares the funds for the pending subscriptions have been deposited in a brokerage account until the minimum number of shares is sold.

The expiration date of the initial offering with the extension was October 2015. The Company was unable to meet the minimum required; therefore, reimbursement checks were issued to each of the subscribers.

The Company submitted a new offering and the new offering was effective April 14, 2016. As of April 30, 2016 the Company had received subscription payments of $31,300 for a total of 313,000 shares of stock.

NOTE 6 – DISTRIBUTION AGREEMENT

The Company entered into a Distribution Agreement on September 2, 2011 with the Bosko Group providing them a non-exclusive right to market the sales of its DVD’s. The Distribution Agreement requires the Company to pay the Bosko Group ten percent (10%) of the selling price of the DVD’s sold. This agreement remain in effect for a period of 4 years and shall be automatically renewable for additional 4 years with no limit on the number of times the agreement may be automatically renewed, unless either party gives notice to the other of its desire to terminate the Agreement at least sixty (60) days before expiration of the original or renewal term.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 8 – PENDING SUBSCRIPTIONS

As of October 31, 2015 the initial offering was closed. The directors of the company were unable to sell the minimum required by the offering. The funds submitted for these offerings have been reimbursed to the subscribers in the form of checks.

NOTE 9- SUBSEQUENT EVENTS

As of May 29, 2016, the new filing was closed by the Board. The Company was able to sell a total of one million two hundred twenty-seven thousand (1,227,000) shares in this offering to a total of 59 new investors. The funds from this offering will be used as specified in the offering for current reimbursements and to pay operating expenses as they are incurred.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distributions are as follows:

SEC Filings fees	$2,500
Transfer Agent	2,000
Misc. Expenses	1,000
Legal & Accounting Fees	9,500
Total Offering Expenses	$15,000

Item 14. Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent sales of unregistered securities.

On December 1, 2011, the Board of Directors issuance and delivery of shares for services to:

Carmine T. Biscardi	125,750,000
William F. Marlette	26,250,000
Greta Goth	17,500,000
Joe Y. Kelada MD.	15,000,000
Richard Fletcher	5,500,000
Denis J. Kazubowski	5,500,000
Carmine T. Biscardi Jr.	5,500,000
Equity Consultants	1,000,000

On March 6, 2012 the company authorized the issue of 100,000 shares each to Peter J. Virgili and Douglas A. Baker (Tenants in common) for $5,000 each. Total $10,000. (Via a PPM).

On March 6, 2012 William Coffee Jr., was issued 840,000 shares of common stock for services.

The Company believes that the exemption from registration for all of the above stock under Section 4(2) was available because:

Carmine T. Biscardi is a Director of Bigfoot Project Investments Inc. and thus had access to all material information about the Company before investing;

All the investors were in possession of all material information about the Company before investing.

There was no general advertising or solicitation; and

The shares bear a restrictive transfer legend.

Item 16. Exhibits.

Exhibit No.	Description	Filing Date.

3.1	Articles of Incorporation of Bigfoot Project Investments Inc.	Filed with the SEC on February 15, 2013, as part of our Registration statement on Form S-1.
3.2	Bylaws of Bigfoot Project Investments Inc.	Filed with the SEC on February 15, 2013, as part of our Registration statement on Form S-1.
5.1	Opinion of Law Office of Andrew Coldicutt	Filed with the SEC on August 9, 2016 as part of our Registration statement on Form S-1.
10.1	BFP Promissory Note	Filed with the SEC on December 31, 2013, as part of our Registration statement on Form S-1/A.
10.2	Contract Bosco Group	Filed with the SEC on December 31, 2013, as part of our Registration statement on Form S-1/A.
10.3	Acquisition Asset List	Filed with the SEC on December 31, 2013, as part of our Registration statement on Form S-1/A.
10.4	Form of subscription agreement for Common Stock.	Filed Herewith.
16.1	Letter from Sam Kan & Company	Filed with the SEC on March 11, 2014, as part of our Current Report on Form 8-K.
16.2	Letter from KLJ & Associates, LLP	Filed with the SEC on August 2, 2016, as part of our Current Report on Form 8-K.
16.3	Letter from Anton Chia, LLP	Filed Herewith.
23.1	Consent of KLJ & Associates, LLP	Filed Herewith.
23.2	Consent of Anton Chia, LLP	Filed Herewith.
23.3	Consent of Law Office of Andrew Coldicutt (attached as part of Exhibit 5.1)	Filed with the SEC on August 9, 2016 as part of our Registration statement on Form S-1.

Item 17.

Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Redwood City, State of California on August 29, 2016.

Bigfoot Project Investments Inc.

By: /s/ Tom Biscardi

Tom Biscardi

President, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on August 29, 2016:

Signature	Title

/s/ Tom Biscardi	Director
Tom Biscardi	Chief Executive Officer

/s/ Dennis Kazubowski	Director
Dennis Kazubowski

/s/ Sara Reynolds	Director
Sara Reynolds	Chief Financial Officer, Treasurer

/s/ Youssary Kelada, M.D.	Director
Youssary Kelada, M.D.

/s/ Tom Biscardi	Director
C. Thomas Biscardi	President

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